Exhibit 10.13

CITY OF OSCEOLA, ARKANSAS

to

REGIONS BANK

Little Rock, Arkansas

as Trustee

TRUST INDENTURE

Dated as of April 1, 2006

$100,000,000 City of Osceola, Arkansas Solid Waste Disposal Revenue Bonds (Plum Point Energy Associates, LLC Project), Series 2006

TRUST INDENTURE

TABLE OF CONTENTS

(This Table of Contents is not a part of the Trust Indenture and is only for convenience of reference.)

TRUST INDENTURE

This TRUST INDENTURE, dated as of April 1, 2006, by and between the CITY OF OSCEOLA, ARKANSAS, a municipality organized and existing under the laws of the State of Arkansas (the “Issuer”), and REGIONS BANK, a banking association organized under and existing by virtue of the laws of the State of Alabama, with a corporate trust office in Little Rock, Arkansas (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer is authorized and empowered under the laws of the State of Arkansas, including particularly Title 14, Chapter 267 of the Arkansas Code of 1987 Annotated (the “Act”), to issue revenue bonds and to expend the proceeds thereof to finance the acquisition, construction, reconstruction, extension, equipment or improvement of pollution control facilities for the disposal or control of sewage, solid waste, water pollution, air pollution, or any combination thereof; and

WHEREAS, pursuant to and in accordance with the provisions of the Act, the Issuer proposes to issue its revenue bonds under the Act in the aggregate principal amount of $100,000,000 (identified in Article I hereof and referred to herein as the “Bonds”), and to loan the proceeds thereof to Plum Point Energy Associates, LLC, a Delaware limited liability company (the “Company”), for the purpose of financing the cost of acquiring, constructing and equipping an undivided interest in certain sewage and solid waste disposal facilities (the “Project”) at the Plum Point Energy Station (the “Plant”) of the Company and others to be located within or near the Issuer, such loan to be upon the terms and conditions set forth in a Loan Agreement dated as of April 1, 2006 (the “Loan Agreement”), by and between the Issuer and the Company; and

WHEREAS, all things necessary to make the Bonds, when authenticated by the Trustee and issued as in this Trust Indenture provided, the valid, binding and legal obligations of the Issuer according to the import thereof, and to constitute this Trust Indenture a valid assignment and pledge of revenues to the payment of the principal of and interest on the Bonds, in accordance with the provisions hereof, have or will have been done and performed, and the creation, execution and delivery of this Trust Indenture and the creation, execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized; and

WHEREAS, the Trustee has agreed to accept the trusts herein created upon the terms set forth herein;

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, THIS TRUST INDENTURE WITNESSETH:

GRANTING CLAUSES

That the Issuer in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the holders and owners thereof, and the sum of One Dollar ($1.00), lawful money of the United States of America, to it duly paid by the Trustee, at or before the execution and delivery of these presents, and for other good and valuable considerations, the receipt of which is hereby acknowledged, and in order to secure the payment of the principal of and interest on the Bonds according to their tenor and effect and to secure the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, subject to all of the provisions hereof, does hereby grant, bargain, sell, convey, mortgage, assign and pledge unto the Trustee, and unto its successor or successors in trust, and to them and their assigns forever, for the securing of the performance of the obligations of the Issuer hereinafter set forth:

1.

All the rights and interest of the Issuer in and to the Loan Agreement (except for the rights of the Issuer under Sections 5.2(c), 6.2, 6.5 and 9.5 thereof and any rights of the Issuer to receive notices, certificates, or other communications thereunder); and all Revenues (as hereinafter defined) and the proceeds of all thereof.

2.

All the rights and interest of the Issuer in and to the Construction Fund and the Bond Fund (as hereinafter defined), and all moneys and investments therein, but subject to the provisions of this Trust Indenture pertaining thereto.

3.

All moneys, securities and obligations from time to time held by the Trustee under the terms of this Trust Indenture (except for moneys, securities or obligations deposited with or paid to the Trustee for redemption or payment of Bonds which are deemed to have been paid in accordance with Article X hereof and funds held pursuant to Section 4.4, Section 4.9, or Section 6.5 hereof, which shall be held by the Trustee in accordance with the provisions of said Article X or Sections 4.4, 4.9 and 6.5, as the case may be), and any and all real and personal property of every name and nature from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder by the Issuer or by anyone in its behalf or with its written consent to the Trustee which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof.

TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended so to be, to the Trustee and its successors in said trusts and to them and their assigns forever;

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all owners of the said Bonds issued under and secured by this Trust Indenture without privilege, priority or distinction of any of said Bonds over any of the other of said Bonds; provided, however, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of the Bonds and the interest due thereon, at the times and in the manner provided in the Bonds according to the true intent and meaning thereof, and shall make the payments into the Bond Fund as required hereunder or shall provide, as permitted hereby, for the payment thereof by depositing or causing to be deposited with the Trustee the amount specified herein, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Trust Indenture to be kept, performed and observed by it, and shall pay to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof, then upon such final payments this Indenture and the rights hereby granted shall cease, determine and be void; otherwise, this Trust Indenture to be and remain in full force and effect.

THIS TRUST INDENTURE FURTHER WITNESSETH that, and it is expressly declared, all Bonds issued and secured hereunder are to be issued, authenticated and delivered and all said revenues and income hereby pledged are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective owners, from time to time of the said Bonds, as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. In addition to the words and terms elsewhere defined in this Indenture, the following words and terms as used in this Indenture shall have the following meanings:

“Act” — Title 14, Chapter 267 of the Arkansas Code of 1987 Annotated, as enacted and amended from time to time.

“Alternate Credit Enhancement” or “Alternate Liquidity Facility” — A letter of credit, insurance policy, line of credit, surety bond, standby purchase agreement or other security or liquidity instrument, as the case may be, issued in accordance with the terms hereof as a replacement or substitute for any Credit Enhancement or Liquidity Facility, as applicable, then in effect.

“Alternate Rate” — On any Rate Determination Date, for any Mode, a rate per annum equal to (a) the BMA Municipal Swap Index of Municipal Market Data, formerly the PSA Municipal Swap Index (as such term is defined in the 1992 ISDA U.S. Municipal Counterparty Definitions) (the “BMA Rate”) most recently available as of the date of determination, or (b) if such index is no longer available, or if the BMA Rate is no longer published, the Kenny Index (as such term is defined in the 1992 ISDA U.S. Municipal Counterparty Definitions), or if neither the BMA Rate nor the Kenny Index is published, the index determined to equal the prevailing rate determined by the Remarketing Agent for tax-exempt state and local government bonds meeting criteria determined in good faith by the Remarketing Agent to be comparable under the circumstances to the criteria used by the Bond Market Association to determine the BMA Rate just prior to when the Bond Market Association stopped publishing the BMA Rate. The Tender Agent shall make the determinations required by this determination, upon notification from the Issuer, if there is no Remarketing Agent, if the Remarketing Agent fails to make any such determination or if the Remarketing Agent has suspended its remarketing efforts in accordance with the Remarketing Agreement.

“Authorized Denominations” — (i) With respect to Bonds in a Daily Mode or Weekly Mode, $100,000 and any integral multiple of $5,000 in excess thereof, (ii) with respect to Bonds in a Flexible Mode, $100,000 and any integral multiple of $1,000 in excess thereof, and (iii) with respect to Bonds in a Long-Term Mode, $5,000 and any integral multiple thereof.

“Available Amount” — The amount available under the Credit Enhancement or Liquidity Facility, as applicable, to pay the principal of and interest on the Bonds or the Purchase Price of the Bonds, as applicable.

“Available Moneys” — (i) Moneys held by the Trustee (other than in the Rebate Fund or the Purchase Fund) and under this Indenture for a period of at least 123 days and not commingled with any moneys so held for less than said period and during which period no petition in bankruptcy was filed by or against, and no receivership, insolvency, assignment for the benefit of creditors or other similar proceeding has been commenced by or against, the Issuer or the Company, unless such petition or proceeding was dismissed and all applicable appeal periods have expired without an appeal having been filed, (ii) investment income derived from the investment of moneys described in clause (i), (iii) payments made under a Credit Enhancement by a Credit Provider, or (iv) any moneys with respect to which an opinion of nationally recognized bankruptcy counsel has been received by the Trustee to the effect that payments by the Trustee in respect of the Bonds, as provided in this Indenture, derived from such moneys should not constitute transfers avoidable under 11 U.S.C. §547(b) and recoverable from the Owners under 11 U.S.C. §550(a) should the Issuer or the Company be the debtor in a case under Title 11 of the United States Code, as amended.

“Beneficial Owner” — So long as the Bonds are negotiated in the Book-Entry System, any Person who acquires a beneficial ownership interest in a Bond held by the Securities Depository. If at any time the Bonds are not held in the Book-Entry System, Beneficial Owner shall mean Owner for purposes of this Indenture.

“Bond Counsel” — Any firm of nationally recognized municipal bond attorneys selected by the Company, acceptable to the Issuer and the Trustee, and experienced in the issuance of municipal bonds and matters relating to the exclusion of the interest thereon from gross income for Federal income tax purposes.

“Bond Fund” — The fund by that name created and established in Section 6.1 of this Indenture.

“Bonds” — City of Osceola, Arkansas Solid Waste Disposal Revenue Bonds (Plum Point Energy Associates, LLC Project), Series 2006, in the aggregate principal amount of $100,000,000, issued under and secured by this Indenture.

“Book-Entry System” — The system maintained by the Securities Depository described in Section 2.20 hereof.

“Business Day” — Any business day other than (i) a Saturday or Sunday, or (ii) a day on which the Trustee, the Paying Agent, or the Remarketing Agent is required or authorized to be closed, or (iii) a day on which the office of the Credit Provider or Liquidity Provider at which certificates and demands for payment are required to be presented under the Credit Enhancement or Liquidity Facility is required or authorized to be closed, or (iv) a day on which the New York Stock Exchange, Inc. is closed.

“Clearing Fund” — The fund by that name created and established in Section 7.1 of this Indenture.

“Clerk” — The person holding the office and performing the duties of City Clerk of the Issuer.

“Code” — The Internal Revenue Code of 1986, as heretofore or hereafter amended.

“Collateral Agent” — (i) Credit Suisse, Cayman Islands Branch, in its capacity as collateral agent for the secured parties under the Company Credit Facility, or (ii) any other Person so designated in writing by the Company to the Trustee and the Credit Provider, confirmed in writing by the then-existing Collateral Agent known as such to the Trustee and the Credit Provider.

“Company” — Plum Point Energy Associates, LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its permitted successors and assigns under the Loan Agreement.

“Company Credit Facility” — (i) The Credit Agreement dated as of March 14, 2006, among the Lenders from time to time party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, as collateral agent, and as issuing bank, Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., Merrill Lynch & Co. and Morgan Stanley & Co. Incorporated, as joint lead arrangers and joint lead bookrunners, the party named therein as syndication agent, the party named therein as documentation agent, and the Company, and any amendments and supplements thereto, or (ii) any other credit agreement, loan agreement, indenture, or similar agreement entered into by the Company for the purpose of borrowing money or securing indebtedness of the Company which refunds or replaces the initial Company Credit Facility described in clause (i) of this definition.

“Company Credit Facility Construction Account” — (i) The account of the Company entitled “Plum Point Construction Account” and numbered 10226008.1 maintained with JPMorgan Chase Bank, N.A., in its capacity as depositary agent, bank and securities intermediary for the secured parties under the initial Company Credit Facility, or (ii) any other account so designated in writing by the Company to the Trustee and the Credit Provider, confirmed in writing by the then-existing Collateral Agent known as such to the Trustee and the Credit Provider.

“Company Purchase Account” — The account by that name created in Section 4.9 hereof.

“Company Representative” — A person at the time designated to act on behalf of the Company for purposes of this Indenture by a written instrument furnished to the Trustee containing the specimen signature of such person and signed on behalf of Company by any of its officers. The certificate may designate an alternate or alternates.

“Completion Date” — The date of completion of the acquisition, construction and equipment of the Project (or any phase of the Project financed with the proceeds of a series of Bonds), as that date shall be determined by the Company and certified as provided in Section 3.4 of the Loan Agreement.

“Construction Fund” — The fund by that name created and established in Section 7.1 of this Indenture.

“Credit Enhancement” — A letter of credit, insurance policy, surety bond, line of credit or other instrument then in effect which secures or guarantees the payment of principal of and interest on the Bonds.

“Credit Enhancement Account” — The account by that name created within the Bond Fund in Section 6.1 hereof.

“Credit Provider” — Any bank, insurance company, pension fund or other financial institution which provides a Credit Enhancement or Alternate Credit Enhancement for the Bonds. A Credit Provider also may be the Liquidity Provider. For any period during which the Company Credit Facility is in effect, the term “Credit Provider” as used herein shall refer to and mean the Issuing Bank. The initial Credit Provider shall be Credit Suisse, New York Branch.

“Credit Provider Failure” or “Liquidity Provider Failure” — A failure of the Credit Provider or Liquidity Provider, as applicable, to pay a properly presented and conforming draw or request for advance under the Credit Enhancement or Liquidity Facility, as applicable, or the filing or commencement of any bankruptcy or insolvency proceedings by or against the Credit Provider or Liquidity Provider, as applicable, or the Credit Provider or Liquidity Provider, as applicable, shall declare a moratorium on the payment of its unsecured debt obligations or shall repudiate the Credit Enhancement or Liquidity Facility, as applicable.

“Current Mode” — The meaning specified in Section 2.9(a)(i) hereof.

“Daily Mode” — The Mode during which the Bonds bear interest at the Daily Rate.

“Daily Rate” — The per annum interest rate on any Bond in the Daily Mode determined pursuant to Section 2.6(a) hereof.

“Daily Rate Period” — The period during which a Bond in the Daily Mode shall bear a Daily Rate, which shall be from the Business Day upon which a Daily Rate is set to but not including the next succeeding Business Day.

“DTC Representation Letter” — The Letter of Representations delivered to the Securities Depository in connection with the original issuance of the Bonds, and any amendments and supplements thereto.

“Electronic Means” — Telecopy, facsimile transmission, e mail transmission or other similar electronic means of communication providing evidence of transmission, including a telephonic communication confirmed by any other method set forth in this definition.

“Event of Default” — Any event of default specified in Section 11.1 hereof.

“Expiration Date” — The stated expiration date of the Credit Enhancement or the Liquidity Facility, as it may be extended from time to time as provided in the Credit Enhancement or the Liquidity Facility, or any earlier date on which the Credit Enhancement or the Liquidity Facility shall terminate at the direction of the Company, expire or be cancelled.

“Favorable Opinion of Bond Counsel” — With respect to any action the occurrence of which requires such an opinion, an Opinion of Counsel, which shall be a Bond Counsel, to the effect that such action is permitted under the Act and this Indenture and will not adversely affect the exclusion of interest on the Bonds from gross income for purposes of Federal income taxation (subject to the inclusion of any exceptions contained in the opinion delivered upon original issuance of the Bonds).

“Fitch” — Fitch, Inc., and its successors and assigns, except that if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term “Fitch” shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company after consultation with the Remarketing Agent.

“Fixed Rate” — The per annum interest rate on any Bond in the Fixed Rate Mode determined pursuant to Sections 2.7(b) hereof.

“Fixed Rate Bond” — A Bond in the Fixed Rate Mode.

“Fixed Rate Mode” — The Mode during which the Bonds bear interest at the Fixed Rate.

“Fixed Rate Period” — For the Bonds in the Fixed Rate Mode, the period from the Mode Change Date upon which the Bonds were converted to the Fixed Rate Mode to but not including the Maturity Date for the Bonds.

“Flexible Mode” — The Mode during which the Bonds bear interest at the Flexible Rate.

“Flexible Rate” — The per annum interest rate on a Bond in the Flexible Mode determined for such Bond pursuant to Section 2.5 hereof. The Bonds in the Flexible Mode may bear interest at different Flexible Rates.

“Flexible Rate Bond” — A Bond in the Flexible Mode.

“Flexible Rate Period” — The period of from one to 270 calendar days (which period must end on a day preceding a Business Day) during which a Flexible Rate Bond shall bear interest at a Flexible Rate, as established by the Remarketing Agent pursuant to Section 2.5 hereof. The Bonds in the Flexible Mode may be in different Flexible Rate Periods.

“General Account” — The account by that name created within the Bond Fund in Section 6.1 hereof.

“Government Securities” — Direct or fully guaranteed obligations of the United States of America (including any such securities issued or held in book-entry form on the books of the Department of Treasury of the United States of America).

“Indenture” — This Trust Indenture and any amendments and supplements hereto.

“Interest Accrual Period” — The period during which a Bond accrues interest payable on the next Interest Payment Date applicable thereto. Each Interest Accrual Period shall commence on (and include) the last Interest Payment Date to which interest has been paid (or, if no interest has been paid, from the date of original authentication and delivery of the Bonds) to, but not including, the Interest Payment Date on which interest is to be paid. If, at the time of authentication of any Bond, interest is in default or overdue on the Bonds, such Bond shall bear interest from the date to which interest has previously been paid in full or made available for payment in full on Outstanding Bonds.

“Interest Payment Date” — Each date on which interest is to be paid and is: (i) with respect to the Bonds in the Flexible Mode, each Mandatory Purchase Date applicable thereto; (ii) with respect to the Bonds in the Daily Mode or Weekly Mode, the first Business Day of each month; (iii) with respect to the Bonds in a Long-Term Mode, the first day of the sixth calendar month following the month in which such Long-Term Mode takes effect, and the first day of each sixth calendar month thereafter or, upon the receipt by the Trustee of a Favorable Opinion of Bond Counsel, any other six-month interval chosen by the Company (beginning with the first such day which is at least three months after the Mode Change Date) and, with respect to a Term Rate Period, the final day of the current Interest Period if other than a regular six-month interval; (iv) (without duplication as to any Interest Payment Date listed above) any Mode Change Date, other than a change between a Daily Mode and a Weekly Mode, and each Maturity Date; and (v) with respect to any Liquidity Provider Bonds, the day set forth in the Reimbursement Agreement.

“Interest Period” — For the Bonds in a particular Mode, the period of time that the Bonds bear interest at the rate (per annum) which becomes effective at the beginning of such period, and shall include a Flexible Rate Period, a Daily Rate Period, a Weekly Rate Period, a Term Rate Period and a Fixed Rate Period.

“Issuer” — City of Osceola, Arkansas, a municipality organized and existing under the laws of the State of Arkansas, and its successors and assigns.

“Issuing Bank” — (i) Credit Suisse, New York Branch, as issuing bank under the Company Credit Facility, or (ii) any other Person so designated in writing by the Company to the Trustee, confirmed in writing by the then-existing Issuing Bank known as such to the Trustee.

“Liquidity Facility” — Any letter of credit, line of credit, standby purchase agreement or other instrument then in effect which provides for the payment of the Purchase Price of Bonds upon the tender thereof in the event remarketing proceeds are insufficient therefor.

“Liquidity Facility Purchase Account” — The account by that name created in Section 4.9 hereof.

“Liquidity Provider” — Any bank, insurance company, pension fund or other financial institution which provides a Liquidity Facility or Alternate Liquidity Facility for the Bonds. A Liquidity Provider also may be the Credit Provider.

“Liquidity Provider Bonds” — Any Bonds purchased by the Liquidity Provider with funds drawn on or advanced under the Liquidity Facility.

“Long-Term Mode” — A Term Rate Mode or a Fixed Rate Mode.

“Loan Agreement” — The Loan Agreement dated as of April 1, 2006, by and between the Issuer and the Company, and any amendments and supplements thereto.

“Mandatory Purchase Date” — (i) With respect to a Flexible Rate Bond, the first Business Day following the last day of each Flexible Rate Period with respect to such Bond, (ii) for Bonds in the Term Rate Mode, on the first Business Day following the last day of each Term Rate Period, (iii) any Mode Change Date (except a change in Mode between the Daily Mode and the Weekly Mode), (iv) any Substitution Date, (v) the fifth Business Day prior to the Expiration Date (other than as a result of an Automatic Termination Event), (vi) for Bonds in the Daily Mode or Weekly Mode, any Business Day specified by the Company not less than twenty (20) days after the Trustee’s receipt of such notice, and (vii) the date specified by the Trustee following receipt of notice from the Credit Provider, before the seventh (7th) calendar day after the presentation of demand for a drawing under the Credit Enhancement to pay regularly scheduled interest on the Bonds, that there shall be no reinstatement of the amount so drawn under the terms of the Credit Enhancement, which date shall be a Business Day not less than five (5) days after the Trustee’s receipt of such notice.

“Mayor” — The person holding the office and performing the duties of the Mayor of the Issuer.

“Maturity Date” — April 1, 2036, and, if provided in Section 2.1 hereof or if established pursuant to Section 2.9(b)(v) hereof upon a change to the Fixed Rate Mode, any Serial Maturity Date.

“Maximum Rate” — The lesser of (i) the rate of ten and three-quarters percent (10 3/4%) per annum or such higher rate of interest as the Trustee may accept, based upon an opinion of Bond Counsel, to the effect that such higher rate is not greater than the maximum rate permitted by applicable law, or (ii) the maximum rate per annum, specified therein, upon which there has been calculated the amount available to be drawn on the Credit Facility to pay interest on the Bonds.

“Mode” — As the context may require, the Flexible Mode, the Daily Mode, the Weekly Mode, the Term Rate Mode or the Fixed Rate Mode.

“Mode Change Date” — With respect to the Bonds in a particular Mode, the day on which another Mode for the Bonds begins.

“Mode Change Notice” — The notice from the Company to the other Notice Parties of the Company’s intention to change the Mode with respect to the Bonds.

“Moody’s” — Moody’s Investors Service, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware, and its successors and assigns, except that if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company after consultation with the Remarketing Agent.

“New Mode” — The meaning specified in Section 2.9(a) hereof.

“Notice Parties” — The Issuer, the Trustee, the Tender Agent, the Remarketing Agent, the Paying Agent, the Credit Provider, the Liquidity Provider and the Company.

“Opinion of Counsel” — A written legal opinion from a firm of attorneys experienced in the matters to be covered in the opinion.

“Outstanding” — When used with reference to the Bonds, as of any particular date, the aggregate of all Bonds authenticated and delivered under this Indenture except:

(a) Bonds canceled at or prior to such date or delivered to or acquired by the Trustee at or prior to such date for cancellation;

(b) Bonds deemed to be paid in accordance with Article X of this Indenture;

(c) Bonds in lieu of or in exchange or substitution for which other Bonds shall have been authenticated and delivered pursuant to this Indenture; and

(d) On or after any Purchase Date, Bonds tendered or deemed tendered, provided moneys sufficient to pay the Purchase Price thereof on such Purchase Date shall be available in the Purchase Fund for such purpose.

“Owner” or “Bondholder” — The registered owner of a Bond, including the Securities Depository, if any, or its nominee.

“Paying Agent” — The commercial bank, trust company or other entity which may from time to time be appointed to serve as Paying Agent as provided in Section 12.11 hereof. Until such time as an alternate Paying Agent is appointed, the Paying Agent shall be the Trustee.

“Person” — An individual, a corporation, a partnership, an association, a joint venture, a trust, an unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plant” — The approximately 665 megawatt coal-fired electric generation plant jointly leased by the Company and others from the Issuer in connection with industrial development revenue bonds issued by the Issuer to be located on a site adjacent to the Mississippi River within or near the Issuer and known as the Plum Point Energy Station.

“Principal Payment Date” — Any date upon which the principal amount of Bonds is due hereunder, including the Maturity Date, any Serial Maturity Date, any Redemption Date, or the date the maturity of any Bond is accelerated pursuant to the terms hereof or otherwise.

“Project” — The Company’s undivided interest (which may be a leasehold interest) in the land, the buildings, structures and other improvements, and those items of fixtures, machinery, equipment and other tangible personal property acquired, constructed and equipped, in whole or in part, with the proceeds of the Bonds, more particularly identified in the Loan Agreement.

“Purchase Date” — (i) For a Bond in the Daily Mode or the Weekly Mode, any Business Day selected by the Beneficial Owner of said Bond pursuant to the provisions of Section 4.1 hereof, and (ii) any Mandatory Purchase Date.

“Purchase Fund” — The fund by that name created in Section 4.9 hereof.

“Purchase Price” — An amount equal to the principal amount of any Bonds purchased on any Purchase Date, plus accrued interest to the Purchase Date (unless the Purchase Date is an Interest Payment Date, in which case the Purchase Price shall not include accrued interest, which shall be paid in the normal course).

“Rate Determination Date” — Any date on which the interest rate on Bonds shall be determined, which, (i) in the case of the Flexible Mode, shall be the first day of an Interest Period; (ii) in the case of the Daily Mode, shall be each Business Day commencing with the first day (which must be a Business Day) the Bonds become subject to the Daily Mode; (iii) in the case of the initial conversion to the Weekly Mode, shall be no later than the Business Day prior to the Mode Change Date, and thereafter, shall be each Wednesday or, if Wednesday is not a Business Day, then the Business Day next succeeding such Wednesday; (iv) in the case of the Term Rate Mode, shall be a Business Day no earlier than fifteen (15) Business Days and no later than the Business Day next preceding the first day of an Interest Period, as determined by the Remarketing Agent; and (v) in the case of the Fixed Rate Mode, shall be a date determined by the Remarketing Agent which shall be at least one Business Day prior to the Mode Change Date.

“Rating Agencies” — Any of Moody’s, S&P or Fitch, which is then providing a rating on the Bonds.

“Rating Confirmation Notice” — A notice from Moody’s, S&P or Fitch, as appropriate, confirming that the rating on the Bonds will not be lowered or withdrawn (other than a withdrawal of a short-term rating upon a change to a Long-Term Mode) as a result of the action proposed to be taken.

“Record Date” — (i) With respect to Bonds in a Short-Term Mode, the last Business Day before an Interest Payment Date; and (ii) with respect to Bonds in a Long-Term Mode, the fifteenth (15th) day (whether or not a Business Day) of the month next preceding each Interest Payment Date.

“Redemption Date” — The date fixed for redemption of Bonds subject to redemption in any notice of redemption given in accordance with the terms hereof.

“Redemption Price” — An amount equal to the principal of and premium, if any, and accrued interest, if any, on the Bonds to be paid on the Redemption Date.

“Reimbursement Agreement” — Any reimbursement agreement, credit agreement, line of credit agreement, standby purchase agreement or other agreement, by and between the Credit Provider or Liquidity Provider, as applicable, and the Company, pursuant to which the Credit Enhancement, Liquidity Facility, Alternate Credit Enhancement, or Alternate Liquidity Facility is issued or provided. The Company Credit Facility shall be the initial Reimbursement Agreement.

“Remarketing Agent” — Goldman, Sachs & Co., or any other investment banking firm which may be substituted in its place as provided in Section 13.1 hereof.

“Remarketing Agreement” — That certain Remarketing Agreement relating to the Bonds, dated as of April 1, 2006, by and between the Company and the Remarketing Agent or any similar agreement between the Company and the Remarketing Agent, as it may be amended or supplemented from time to time in accordance with its terms.

“Remarketing Proceeds Account” — The account by that name created in Section 4.9 hereof.

“Representation Letter” — The Letter of Representation from the Issuer, the Paying Agent, the Tender Agent and the Remarketing Agent to the Securities Depository in connection with the issuance of the Bonds in a book-entry system, as supplemented and amended from time to time.

“Revenues” — All amounts payable pursuant to Section 5.2(a) of the Loan Agreement.

“S&P” — Standard & Poor’s Ratings Services, a division of McGraw-Hill, duly organized and existing under and by virtue of the laws of the State of New York, and its successors and assigns, except that if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term “S&P” shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company after consultation with the Remarketing Agent.

“Securities Depository” — The Depository Trust Company, 711 Stewart Avenue, Garden City, New York 11530, Fax -516/227-4039 or 4190, and such other securities depository as the Company may designate in a certificate of the Company delivered to the Trustee.

“Serial Bonds” — The Bonds maturing on the Serial Maturity Dates, as determined pursuant to Section 2.9(b) hereof.

“Serial Maturity Dates” — The dates on which the Serial Bonds mature, as determined pursuant to Section 2.9(b) hereof.

“Serial Payments” — The payments to be made in payment of the principal of the Serial Bonds on the Serial Maturity Dates.

“Short-Term Mode” — The Daily Mode, the Weekly Mode or the Flexible Mode.

“Substitution Date” — The date upon which an Alternate Credit Enhancement or Alternate Liquidity Facility is scheduled to be substituted for the Credit Enhancement or Liquidity Facility then in effect.

“Tender Agent” — The commercial bank, trust company or other entity which may from time to time be appointed to serve as Tender Agent as provided in Section 12.13 hereof. Until such time as an alternate Tender Agent is appointed, the Tender Agent shall be the Trustee.

“Tender Notice” — A notice delivered by Electronic Means or in writing that states (i) the principal amount of such Bond to be purchased pursuant to Section 4.1 hereof, (ii) the Purchase Date on which such Bond is to be purchased, (iii) applicable payment instructions with respect to the Bonds being tendered for purchase and (iv) an irrevocable demand for such purchase.

“Tender Notice Deadline” — (i) During the Daily Mode, 11:00 A.M. on any Business Day and (ii) during the Weekly Mode, 5:00 P.M. on the Business Day seven (7) days prior to the applicable Purchase Date.

“Term Rate” — The per annum interest rate for the Bonds in the Term Rate Mode determined pursuant to Section 2.7(a) hereof.

“Term Rate Mode” — The Mode during which the Bonds bear interest at the Term Rate.

“Term Rate Period” — The period from (and including) the Mode Change Date or the date of initial issuance of the Bonds, as applicable, to (but excluding) the last day of the first period that the Bonds shall be in the Term Rate Mode as established by the Company for the Bonds pursuant to Section 2.10(a)(i) hereof and, thereafter, the period from (and including) the beginning date of each successive Interest Rate Period selected for the Bonds by the Company pursuant to Section 2.7(a) while it is in the Term Rate Mode to (but excluding) the commencement date of the next succeeding Interest Period, including another Term Rate Period. Except as otherwise provided in this Indenture, an Interest Period for the Bonds in the Term Rate Mode must be at least 180 days in length.

“Trustee” — The commercial bank, trust company or other entity which may from time to time be appointed to serve as Trustee under the provisions of this Indenture or by operation of law. The initial Trustee shall be Regions Bank, Little Rock, Arkansas.

“Trust Estate” — The property conveyed to the Trustee pursuant to the Granting Clauses hereof.

“Variable Rate Mode” — The Short-Term Mode or the Term Rate Mode.

“Weekly Mode” — The Mode during which the Bonds bear interest at the Weekly Rate.

“Weekly Rate” — The per annum interest rate on the Bonds in the Weekly Mode determined pursuant to Section 2.6(b) hereof.

“Weekly Rate Period” — The period during which a Bond in the Weekly Mode shall bear a Weekly Rate, which shall be the period commencing on Thursday of each week to and including Wednesday of the following week, except the first Weekly Rate Period which shall be from the Mode Change Date or date of initial issuance of the Bonds, as applicable, to and including the Wednesday of the following week and the last Weekly Rate Period which shall be from and including the Thursday of the week prior to the Mode Change Date to and including the day next preceding the Mode Change Date.

Unless otherwise provided herein, all references to a particular time are to New York City time.

Section 1.2. Use of Words. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders. Unless the context shall otherwise indicate, the words “Bond”, “Owner”, “Bondholder” and “Person” shall include the plural, as well as the singular, number.

ARTICLE II

CONDITIONS AND TERMS OF BONDS

Section 2.1. Authorization of Bonds. The issuance of the Bonds is hereby authorized in the aggregate principal amount of One Hundred Million Dollars ($100,000,000) to be designated as “City of Osceola, Arkansas Solid Waste Disposal Revenue Bonds (Plum Point Energy Associates, LLC Project), Series 2006.”

Section 2.2. Denominations, Medium, Method and Place of Payment and Dating of Bonds. The Bonds shall be issued in the form of fully registered Bonds in Authorized Denominations. The principal of and premium, if any, and interest on the Bonds shall be payable in lawful money of the United States of America. The Bonds shall initially issued in the Weekly Mode and may be converted to another Mode as provided herein. The initial interest rate on the Bonds shall be determined on or prior to the date of issuance of the Bonds as hereinafter provided.

Unless otherwise provided in any writing with or from the Securities Depository, the interest on the Bonds shall be paid by the Paying Agent on the Interest Payment Dates by wire transfer of immediately available funds to an account specified by the Owner in a writing delivered to the Paying Agent. Any such specified account shall remain in effect until revised by such Owner by an instrument in writing delivered to the Paying Agent. The principal of and premium, if any, on each Bond shall be payable on the Principal Payment Date, upon surrender thereof at the office of the Paying Agent.

Except as may be specifically set forth herein, the Paying Agent, the Trustee, the Remarketing Agent, the Company, and the Issuer may treat the Owner of a Bond as the absolute owner thereof for all purposes, whether or not such Bond shall be overdue, and the Paying Agent, the Trustee, the Remarketing Agent, the Company, and the Issuer shall not be affected by any knowledge or notice to the contrary; and payment of the principal of and premium, if any, and interest on such Bond shall be made only to such Owner, which payments shall be valid and effectual to satisfy and discharge the liability of such Bond to the extent of the sum or sums so paid. All Bonds at maturity or on earlier redemption paid pursuant to the provisions of this Section shall be cancelled by the Paying Agent.

The Bonds shall be dated the date of authentication thereof and shall bear interest at the applicable rate or rates during each applicable Interest Accrual Period until the entire principal amount of the Bonds has been paid.

Section 2.3. Payment of Principal and Interest of Bonds; Acceptance of Terms and Conditions. (a) The interest on the Bonds shall become due and payable on the Interest Payment Dates in each year to and including the Maturity Date, and on each Redemption Date and on the date of any acceleration prior thereto. The principal of the Bonds shall become due and payable on the applicable Principal Payment Date.

(b) By the acceptance of its Bond, the Owner and each Beneficial Owner thereof shall be deemed to have agreed to all the terms and provisions of such Bond as specified in such Bond and this Indenture including, without limitation, the applicable Interest Periods, interest rates (including any applicable Alternate Rate), Purchase Dates, Mandatory Purchase Dates, Purchase Prices, mandatory and optional purchase and redemption provisions applicable to such Bond, method and timing of purchase, redemption, payment, etc. Such Owner and each Beneficial Owner further agree that if, on any date upon which one of its Bonds is to be purchased, redeemed or paid at maturity or earlier due date, funds are on deposit with the Paying Agent or the Trustee to pay the full amount due on such Bond, then such Owner or Beneficial Owner shall have no rights under this Indenture other than to receive such full amount due with respect to such Bond and that interest on such Bond shall cease to accrue as of such date.

(c) While any Bonds are Liquidity Provider Bonds, such Bonds shall bear interest and be payable at the times and in the amounts required under the Liquidity Facility.

Section 2.4. Calculation and Payment of Interest; Change in Mode; Maximum Rate. (a) When a Short-Term Mode is in effect, interest shall be calculated on the basis of a 365/366 day year for the actual number of days elapsed. When a Long-Term Mode is in effect, interest shall be calculated on the basis of a 360 day year comprised of twelve 30-day months. Payment of interest on each Bond shall be made on each Interest Payment Date for such Bond for unpaid interest accrued during the Interest Accrual Period to the Owner of record of such Bond on the applicable Record Date.

(b) The Bonds in any Mode, other than a Fixed Rate Mode, may be changed to any other Mode at the times and in the manner hereinafter provided. Subsequent to such change in Mode (other than a change to a Fixed Rate Mode), the Bonds may again be changed to a different Mode at the times and in the manner hereinafter provided. A Fixed Rate Mode shall be in effect until the Maturity Date, or acceleration thereof prior to the Maturity Date, and may not be changed to any other Mode.

(c) No Bonds shall bear interest at an interest rate higher than the Maximum Rate.

(d) In the absence of manifest error, the determination of interest rates (including any determination of rates in connection with a New Mode) and interest periods by the Remarketing Agent and the record of interest rates maintained by the Paying Agent shall be conclusive and binding upon the Remarketing Agent, the Paying Agent, the Trustee, the Issuer, the Company, the Owners and the Beneficial Owners.

Section 2.5. Determination of Flexible Rates and Interest Periods During Flexible Mode. An Interest Period for the Bonds in the Flexible Mode shall be of such duration of from one to 270 calendar days, ending on a day preceding a Business Day or the Maturity Date, as the

Remarketing Agent shall determine in accordance with the provisions of this Section. A Flexible Rate Bond can have an Interest Period, and bear interest at a Flexible Rate, different than another Flexible Rate Bond. In making the determinations with respect to Interest Periods, subject to limitations imposed by the second preceding sentence and in Section 2.4 hereof, on each Rate Determination Date for a Flexible Rate Bond, the Remarketing Agent shall select for such Bond the Interest Period which would result in the Remarketing Agent being able to remarket such Bond at par in the secondary market at the lowest average interest cost for all Flexible Rate Bonds; provided, however, that if the Remarketing Agent has received notice from the Company that the Bonds are to be changed from the Flexible Mode to any other Mode, the Remarketing Agent shall select Interest Periods which do not extend beyond the day preceding the resulting applicable Mandatory Purchase Date of the Bonds.

Except while the Bonds are registered in a Book-Entry System, in order to receive payment of the Purchase Price the Owner of any Bond in the Flexible Mode must present such Bond to the Paying Agent, by 12:00 noon on the Rate Determination Date, in which case, the Paying Agent shall pay the Purchase Price to such Owner by 3:00 P.M. on the same day.

By 1:00 P.M. on each Rate Determination Date, the Remarketing Agent, with respect to each Bond in the Flexible Mode which is subject to adjustment on such date, shall determine the Flexible Rate(s) for the Interest Periods then selected for such Bond and shall give notice by Electronic Means to the Paying Agent and the Company, of the Interest Periods, the Purchase Date(s) and the Flexible Rate(s). The Remarketing Agent shall make the Flexible Rate and Interest Period available after 2:00 P.M. on each Rate Determination Date by telephone or Electronic Means to any Beneficial Owner or Notice Party requesting such information.

Section 2.6. Determination of Interest Rates During the Daily Mode and the Weekly Mode. The interest rate for the Bonds in the Daily Mode or Weekly Mode shall be the rate of interest per annum determined by the Remarketing Agent on and as of the applicable Rate Determination Date as the minimum rate of interest which, in the opinion of the Remarketing Agent under then-existing market conditions, would result in the sale of the Bonds in the Daily Rate Period or Weekly Rate Period, as applicable, at a price equal to the principal amount thereof, plus interest, if any, accrued through the Rate Determination Date during the then current Interest Accrual Period.

(a) During the Daily Mode, the Remarketing Agent shall establish the Daily Rate by 10:00 A.M. on each Rate Determination Date. The Daily Rate for any day during the Daily Mode which is not a Business Day shall be the Daily Rate established on the immediately preceding Rate Determination Date. The Remarketing Agent shall make the Daily Rate available no less frequently than once each week by telephone or Electronic Means to any Beneficial Owner or Notice Party requesting such rate.

(b) During the Weekly Mode, the Remarketing Agent shall establish the Weekly Rate by 4:00 P.M. on each Rate Determination Date. The Weekly Rate shall be in effect during the applicable Weekly Rate Period. The Remarketing Agent shall make the Weekly Rate available no later than 5:00 P.M. on the Business Day following the Rate Determination Date by telephone or Electronic Means to any Beneficial Owner or Notice Party requesting such rate.

Section 2.7. Determination of Term Rates and Fixed Rates. (a) Term Rates. Except as provided in Section 2.8 hereof, once the Bonds are changed to the Term Rate Mode, the Bonds shall continue in the Term Rate Mode until changed to another Mode in accordance with Section 2.9 hereof. The Term Rate shall be determined by the Remarketing Agent not later than 4:00 P.M. on the Rate Determination Date, and the Remarketing Agent shall make the Term Rate available by telephone or by Electronic Means to any Notice Party requesting such rate. The Term Rate shall be the minimum rate which, in the sole judgment of the Remarketing Agent, would result in a sale of the Bonds at a price equal to the principal amount thereof on the Rate Determination Date for the Interest Period selected by the Company in writing delivered to the Remarketing Agent before such Rate Determination Date. If a new Interest Period is not selected by the Company prior to a Rate Determination Date, the new Interest Period shall be the same length as the current Interest Period (or such lesser period as shall be necessary to comply with the last sentence of this paragraph). The Remarketing Agent shall make the Term Rate available by telephone or Electronic Means after 5:00 P.M. on the Rate Determination Date to any Notice Party requesting such Term Rate. Upon request of any Notice Party the Paying Agent shall give notice of such rate by Electronic Means. No Interest Period in the Term Rate Mode may extend beyond the applicable Maturity Date.

(b) Fixed Rates. The Remarketing Agent shall determine the Fixed Rate for the Bonds being converted to the Fixed Rate Mode in the manner and at the times as follows: not later than 4:00 P.M. on the applicable Rate Determination Date, the Remarketing Agent shall determine the Fixed Rate (or Rates, if the Bonds will have Serial Maturity Dates in accordance with Section 2.9(b)(v) hereof). Except as set forth in Section 2.9(b)(v) hereof, the Fixed Rate shall be the minimum interest rate which, in the sole judgment of the Remarketing Agent, will result in a sale of the Bonds at a price equal to the principal amount thereof on the Rate Determination Date. The Remarketing Agent shall make the Fixed Rate available by telephone or by Electronic Means after 5:00 P.M. on the Rate Determination Date to any Notice Party requesting such Fixed Rate. Upon request of any Notice Party the Paying Agent shall give notice of such rate by Electronic Means. Subject to Section 2.9(b)(v), the Fixed Rate so established shall remain in effect until the Maturity Date of such Bonds.

Section 2.8. Alternate Rates. The following provisions shall apply in the event (i) the Remarketing Agent fails or is unable to determine the interest rate or Interest Period for the Bonds, (ii) the method by which the Remarketing Agent determines the interest rate or Interest Period with respect to the Bonds (or the selection by the Company of the Interest Periods for Bonds in the Term Rate Mode) shall be held to be unenforceable by a court of law of competent jurisdiction or (iii) if the Remarketing Agent suspends its remarketing effort in accordance with the Remarketing Agreement. These provisions shall continue to apply until such time as the Remarketing Agent (or the Company if applicable) again makes such determinations. In the case of clause (ii) above, the Remarketing Agent (or the Company, if applicable) shall again make such determination at such time as there is delivered to the Remarketing Agent and the Company an opinion of Bond Counsel to the effect that there are no longer any legal prohibitions against such determinations. The following shall be the methods by which the interest rates and, in the case of the Flexible and Term Rate Modes, the Interest Periods, shall be determined for the Bonds as to which any of the events described in clauses (i), (ii) or (iii) shall be applicable. Such methods shall be applicable from and after the date any of the events described in clauses (i), (ii) or (iii) first become applicable to the Bonds until such time as the events described in clauses (i), (ii) or (iii) are no longer applicable to the Bonds. These provisions shall not apply if the Company fails to select an Interest Period for the Bonds in the Term Rate Mode for a reason other than as described in clause (ii) above.

(a) For Flexible Rate Bonds, the next Interest Period shall be from, and including, the first day following the last day of the current Interest Period for the Bonds to, but excluding, the next succeeding Business Day and thereafter shall commence on each Business Day and extend to, but exclude, the next succeeding Business Day. For each such Interest Period, the interest rate for the Bonds shall be the applicable Alternate Rate in effect on the Business Day that begins an Interest Period.

(b) If the Bonds are in the Daily Mode or the Weekly Mode, then the Bonds shall bear interest during each subsequent Interest Period at the Alternate Rate in effect on the first day of such Interest Period.

(c) If the Bonds are then in the Term Rate Mode, then the Bonds shall automatically convert to Flexible Rate Bonds, with an Interest Period commencing on the first day following the last day of the current Interest Period for the Bonds to, but excluding, the next succeeding Business Day and thereafter shall commence on each Business Day and extend to, but exclude, the next succeeding Business Day. For each such Interest Period, the interest rate for the Bonds shall be the applicable Alternate Rate in effect at the beginning of each such Interest Period.

Section 2.9. Changes in Mode. Subject to the provisions of this Section, the Company may effect a change in Mode with respect to all (but not less than all) of the Bonds by following the procedures set forth in this Section. If a change in Mode will make the Bonds subject to Rule 15c2-12 promulgated under the Securities Act of 1934, as amended, it shall be a condition to the conversion that the Company shall have executed a continuing disclosure undertaking satisfying the requirements of such Rule and shall cooperate with the Remarketing Agent and any Underwriter (as defined in such Rule) in satisfying the requirements of such Rule.

(a) Changes to Modes Other Than to Fixed Rate Mode. All of the Bonds (other than Bonds in the Fixed Rate Mode) may be changed from one Mode to another Mode (other than the Fixed Rate Mode) as follows:

(i) Mode Change Notice; Notice to Owners. No later than a Business Day which is at least thirty (30) days (or such shorter time as may be agreed to by the Issuer, the Company, the Trustee, the Tender Agent and the Remarketing Agent) preceding the proposed Mode Change Date, the Company shall give written notice to the Notice Parties of its intention to effect a change in the Mode from the Mode then prevailing (for purposes of this Section, the “Current Mode”) to another Mode (for purposes of this Section, the “New Mode”) specified in such written notice, and, if the change is to a Term Rate Mode, the length of the initial Interest Period as set by the Company. Such notice to the Notice Parties shall also include the identity of the provider of the Liquidity Facility and/or Credit Enhancement. Notice of the proposed change in Mode shall be given by the Tender Agent to the Owners of the Bonds not less than the 15th day next preceding the Mode Change Date provided that no notice need be given for a Mode Change Date occurring on the first Business Day following the last day of a Flexible Rate Period or Term Rate Mode or on a Substitution Date. Such notice shall state: (1) the Mode to which the conversion will be made and the Mode Change Date; (2) except in the case of a change from the Daily Mode to the Weekly Mode or from the Weekly Mode to the Daily Mode, that the Bonds will be subject to mandatory purchase on the Mode Change Date and the Purchase Price of the Bonds; and (3) if the Book-Entry System is no longer in effect, information with respect to required delivery of Bond certificates and payment of Purchase Price.

(ii) Determination of Interest Rates. The New Mode shall commence on the Mode Change Date and the interest rate(s) (together, in the case of a change to the Flexible Mode, with the Interest Period(s)) shall be determined by the Remarketing Agent (or the Company in the case of the Interest Period for the Bonds converted to the Term Rate Mode) in the manner provided in Sections 2.5, 2.6 and 2.7 hereof, as applicable.

(iii) Conditions Precedent:

(A) The Mode Change Date shall be:

(1) in the case of a change from the Flexible Mode, the next Mandatory Purchase Date for all of the Flexible Rate Bonds;

(2) in the case of a change from the Daily or Weekly Mode, any Business Day; and

(3) in the case of a change from the Term Rate Mode to another Mode, or from a Term Rate Period to a Term Rate Period of a different duration, the Mode Change Date shall be limited to any Interest Payment Date on which the Bonds are subject to optional redemption or to the last Interest Payment Date of the current Term Rate Period, as the case may be. Such Bonds shall be purchased on such Mode Change Date at a Purchase Price equal to 100% of the principal amount thereof, provided that if such Bonds are to be purchased on an Interest Payment Date other than the last Interest Payment Date and would otherwise be subject to optional redemption on such Mode Change Date at a Redemption Price of more than 100% of the principal amount thereof, such Bonds shall be purchased at a Purchase Price equal to such Redemption Price.

(B) If the Bonds to be converted are in the Flexible Mode, no Interest Period set after delivery by the Company to the Remarketing Agent of the notice of the intention to effect a change in Mode shall extend beyond the day preceding the proposed Mode Change Date.

(C) The following items shall have been delivered to the Trustee, the Paying Agent and the Remarketing Agent on or prior to the Mode Change Date:

(1) in the case of a change from a Short-Term Mode to a Long-Term Mode or from a Long-Term Mode to a Short-Term Mode, a Favorable Opinion of Bond Counsel dated the Mode Change Date and addressed to the Notice Parties;

(2) if there is to be an Alternate Liquidity Facility or an Alternate Credit Enhancement delivered in connection with such change, the items required by Section 4.8(d) hereof; and

(3) a Rating Confirmation Notice, or if the Mode Change Date is a Mandatory Purchase Date, a notice from the Rating Agencies of the rating(s), if any, to be assigned the Bonds on such Mode Change Date.

(b) Change to Fixed Rate Mode. At the option of the Company, all of the Bonds bearing interest at a Daily Rate, a Weekly Rate, a Term Rate or a Flexible Rate (in an amount which is an Authorized Denomination for the new Rate Period ) may be changed to the Fixed Rate Mode, as provided in this Section 2.9(d). On any Business Day which is at least thirty (30) days (or such shorter time as may be agreed to by the Issuer, the Company, the Trustee and the Remarketing Agent, but in any event not less than the 15th day next preceding the Mode Change Date) before the proposed Mode Change Date, the Company shall give written notice to the Notice Parties stating that the Mode will be changed to the Fixed Rate Mode and setting forth the proposed Mode Change Date. Such notice shall also state whether or not there shall be Credit Enhancement with respect to the Bonds following such change and, if so, the identity of the Credit Provider. In addition, such notice shall state whether some or all of the Bonds to be converted shall be converted to Serial Bonds and, if so, the applicable Serial Maturity Dates and Serial Payments, all as determined pursuant to subsection (v) of this subsection (b). Any such change in Mode shall be made as follows:

(i) Mode Change Date. The Mode Change Date shall be:

(A) in the case of a change from the Flexible Mode, the next Mandatory Purchase Date for the Flexible Rate Bonds;

(B) in the case of a change from the Daily or Weekly Mode, any Business Day; and

(C) in the case of a change from the Term Rate Mode, the Mode Change Date shall be limited to any Interest Payment Date on which the Bonds are subject to optional redemption or to the next Mandatory Purchase Date for the Term Rate Bonds, as the case may be. Such Bonds shall be purchased on such Mode Change Date at a Purchase Price equal to 100% of the principal amount thereof, provided that if such Bonds would otherwise be subject to optional redemption on such Mode Change Date at a Redemption Price of more than 100% of the principal amount thereof, such Bonds shall be purchased at a Purchase Price equal to such Redemption Price.

(ii) Notice to Owners. Not less than the 15th day next preceding the Mode Change Date, the Paying Agent shall mail, in the name of the Company, a notice of such proposed change to the Owners of the Bonds stating that the Mode will be changed to the Fixed Rate Mode, the proposed Mode Change Date and that such Owner is required to tender such Owner’s Bonds for purchase on such proposed Mode Change Date regardless of whether all of the conditions to the change to the Fixed Rate Mode are satisfied.

(iii) General Provisions Applying to Change to Fixed Rate Mode. The change to the Fixed Rate Mode shall not occur unless the following items shall have been delivered to the Issuer, the Company, the Trustee, the Credit Provider, if any, and the Remarketing Agent on or prior to the Mode Change Date:

(A) a Favorable Opinion of Bond Counsel dated the Mode Change Date and addressed to the Issuer, the Company, the Trustee and the Remarketing Agent;

(B) if there is to be Credit Enhancement delivered in connection with such change, the items required by Section 4.8(d) hereof in connection with the delivery of an Alternate Credit Enhancement; and

(C) notice from the Rating Agencies of the rating(s), if any, to be assigned the Bonds on such Mode Change Date.

(iv) Determination of Interest Rate. The Fixed Rate (or rates in the case of Serial Bonds) for the Bonds to be converted to the Fixed Rate Mode shall be established by the Remarketing Agent on the Rate Determination Date applicable thereto pursuant to the provisions of Section 2.7(b). Such Rate shall remain in effect until the Maturity Date of the Bonds.

Such determination shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Credit Provider, if any, and the Owners of the Bonds to which such rate will be applicable. Not later than 5:00 P.M., New York City time, on the date of determination of the Fixed Rate, the Remarketing Agent shall notify the Trustee, the Credit Provider, the Issuer and the Company of such rate by telephone.

(v) Serialization and Sinking Fund; Price. Upon conversion of the Bonds to the Fixed Rate Mode, the Bonds shall be remarketed at par, shall mature on the same Maturity Date(s) and be subject to the same mandatory sinking fund redemption, if any, and optional redemption provisions as set forth in this Indenture for any prior Mode; provided, however, that if the Company shall deliver to the Trustee a Favorable Opinion of Bond Counsel, the Company may elect to (1) have some of the Bonds be Serial Bonds and some subject to sinking fund redemption even if such Bonds were not Serial Bonds or subject to mandatory sinking fund redemption prior to such change, (2) change the optional redemption dates and/or premiums set forth in Section 3.3(b) hereof, and/or (3) sell some or all of the Bonds at a premium or a discount to par .

(c) Failure to Satisfy Conditions Precedent to a Mode Change. In the event the conditions described above in subsections (a) or (b), as applicable, of this Section have not been satisfied by the applicable Mode Change Date, then the New Mode shall not take effect (although any mandatory purchase shall be made on such date if notice has been sent to the Owners stating that such Bonds would be subject to mandatory purchase on such date). If the failed change in Mode was from the Flexible Mode, the Bonds shall remain in the Flexible Mode with interest rates and Interest Periods to be established by the Remarketing Agent on the failed Mode Change Date in accordance with Section 2.5 hereof. If the failed change in Mode was from the Daily Mode, the Bonds shall remain in the Daily Mode, and if the failed change in Mode was from the Weekly Mode, the Bonds shall remain in the Weekly Mode, in each case with interest rates established in accordance with the applicable provisions of Section 2.6 hereof on and as of the failed Mode Change Date. If the failed change in Mode was from the Term Rate Mode, then the Bonds shall stay in the Term Rate Mode for an Interest Period ending on the following Interest Payment Date for the Bonds in the Term Rate Mode and the interest rate shall be established by the Remarketing Agent on the failed Mode Change Date in accordance with Section 2.7(a) hereof.

(d) Rescission of Election. Notwithstanding anything herein to the contrary, the Company may rescind any election by it to change a Mode as described above prior to the Mode Change Date by giving written notice thereof to the Notice Parties prior to such Mode Change Date. If the Tender Agent receives notice of such rescission prior to the time the Tender Agent has given notice to the Owners of the Bonds, then such notice of change in Mode shall be of no force and effect. If the Tender Agent receives notice from the Company of rescission of a Mode change after the Tender Agent has given notice thereof to the Owners of the Bonds, then if the proposed Mode Change Date would have been a Mandatory Purchase Date, such date shall continue to be a Mandatory Purchase Date. If the proposed change in Mode was from the Flexible Mode, the Bonds shall remain in the Flexible Mode with interest rates and Interest Periods to be established by the Remarketing Agent on the proposed Mode Change Date in accordance with Section 2.5 hereof. If the proposed change in Mode was from the Daily Mode, the Bonds shall remain in the Daily Mode, and if the proposed change in Mode was from the Weekly Mode, the Bonds shall remain in the Weekly Mode, in each case with interest rates established in accordance with the applicable provisions of Section 2.6 hereof on and as of the proposed Mode Change Date. If the proposed change in Mode was from the Term Rate Mode, then the Bonds shall stay in the Term Rate Mode for an Interest Period ending on the following Interest Payment Date for the Bonds in the Term Rate Mode and the interest rate shall be established by the Remarketing Agent on the proposed Mode Change Date in accordance with Section 2.7(a) hereof. If the Remarketing Agent is unable to determine the interest rate on the proposed Mode Change Date, the provisions of Section 2.8 shall apply.

Section 2.10. Form. Bonds authenticated and delivered hereunder shall be in substantially the form set forth in Exhibit A attached hereto, with appropriate variations, omissions and insertions as permitted or required by this Indenture.

Section 2.11. Payment. The principal of the Bonds shall be paid upon the presentation and surrender of said Bonds at the principal corporate trust office of the Trustee. The interest on the Bonds shall be payable by check or draft drawn upon the Trustee and mailed to or, at the option of the Owners of Bonds in the aggregate principal amount of not less than $1,000,000, transmitted by wire transfer to the Owners as of the close of business on the Record Date next preceding the Interest Payment Date at their respective addresses as such appear as of the close of business on such Record Date on the bond registration books kept by the Trustee, or in connection with any wire transfer to the bank account number previously filed by the Owner with the Trustee for such purpose, except that if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the Owners in whose name any such Bonds (or any Bond or Bonds issued upon transfer or exchange thereof) are registered at the close of business on the fifth Business Day next preceding the date of payment of such defaulted interest. All payments shall be made in lawful money of the United States of America.

Section 2.12. Execution. The Bonds shall be executed on behalf of the Issuer by the manual or facsimile signatures of the Mayor and the Clerk and shall have impressed or imprinted thereon the corporate seal of the Issuer. A facsimile signature shall have the same force and effect as if personally signed. In case any officer whose signature or facsimile of whose signature shall appear on the Bonds shall cease to be such officer before the delivery of such Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, the same as if he had remained in office until delivery.

Section 2.13. Limited Obligation. The Bonds, together with interest thereon, shall be payable as hereinafter set forth, and shall be a valid claim of the Owners thereof only against the Trust Estate, which Trust Estate is hereby pledged and mortgaged for the equal and ratable payment of the Bonds (principal and interest) and shall be used for no other purpose than to pay the principal of and interest on the Bonds, and the Trustee’s fees, except as may be otherwise expressly authorized in this Indenture. The Bonds and interest thereon shall not constitute an indebtedness of the Issuer within the meaning of any constitutional or statutory provision and shall never constitute an obligation or charge against the general credit or taxing powers of the Issuer.

Section 2.14. Authentication. Only such Bonds as shall have endorsed thereon a certificate of authentication substantially in the forms set forth in Exhibits A and B attached hereto duly executed by the Trustee shall be entitled to any right or benefit under this Indenture. No Bond shall be valid and obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by the Trustee, and such certificate of the Trustee upon any such Bond shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture. The Trustee’s certificate of authentication on any Bond shall be deemed to have been executed if signed by an authorized signatory of the Trustee, but it shall not be necessary that the same signatory sign the certificate of authentication on all of the Bonds issued hereunder.

Section 2.15. Delivery of the Bonds. The Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate the Bonds and deliver said Bonds to the purchaser or purchasers thereof. Prior to the delivery or original issuance by the Trustee of any authenticated Bonds there shall be or have been delivered to the Trustee:

(a) Original executed counterparts of this Indenture and the Loan Agreement.

(b) A written order to the Trustee by the Issuer to authenticate and deliver the Bonds to the purchaser or purchasers thereof upon payment to the Trustee, but for the account of the Issuer, of a sum specified in such order plus or less accrued interest thereon, if any, as the case may be, to the date of delivery.

(c) A copy, duly certified by the Clerk, of the proceedings of the City Council of the Issuer authorizing the issuance of the Bonds.

(d) An opinion of Bond Counsel to the effect that (i) the Bonds have been validly issued and are legally binding and enforceable under this Indenture, and (ii) the interest on the Bonds is excluded from gross income for federal income tax purposes, except as set forth in such opinion.

Section 2.16. Mutilated, Destroyed or Lost Bonds. In case any Bond issued hereunder shall become mutilated or be destroyed or lost, the Issuer shall, if not then prohibited by law, cause to be executed and the Trustee or the Trustee, as appropriate, may authenticate and deliver a new Bond of like date, number, maturity and tenor in exchange and substitution for and upon cancellation of such mutilated Bond, or in lieu of and in substitution for such Bond destroyed or lost, upon the holder’s paying the reasonable expenses and charges of the Issuer and the Trustee or the Trustee in connection therewith, and, in the case of a Bond destroyed or lost, his filing with the Trustee or the Trustee evidence satisfactory to it that such Bonds were destroyed or lost, and of his ownership thereof, and furnishing the Issuer and Trustee or the Trustee with indemnity satisfactory to them. The Trustee is hereby authorized to authenticate any such new Bond. In the event any such Bonds shall have matured or shall have been called for redemption prior to maturity, instead of issuing a new Bond, the Issuer may pay the same without the surrender thereof.

Section 2.17. Registration and Transfer of Bonds. The Issuer hereby constitutes and appoints the Trustee as Registrar of the Issuer, and as Registrar the Trustee shall keep books for the registration and for the transfer of the Bonds as provided in this Indenture at the principal corporate trust office of the Trustee. The person in whose name any Bond shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes and payment of or on account of the principal of and interest on any such Bond shall be made only to or upon the order of the registered owner thereof, or his legal representative, and neither the Issuer, the Trustee, nor the Bond Registrar shall be affected by any notice to the contrary but such registration may be changed as herein provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

Bonds may be transferred on the books of registration kept by the Registrar by the registered owner in person or by his duly authorized attorney, upon surrender thereof, together with a written instrument of transfer duly executed by the registered owner or his duly authorized attorney. Upon surrender for transfer of any Bond at the principal corporate trust office of the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Bond or Bonds in the same aggregate principal amount, in the same Mode, and of any Authorized Denomination or Denominations.

Bonds may be exchanged at the principal corporate trust office of the Trustee for an equal aggregate principal amount of Bonds of any other Authorized Denomination or Denominations and in the same Mode. The Issuer shall execute and the Trustee shall authenticate and deliver Bonds which the Bondholder making the exchange is entitled to receive, bearing numbers not contemporaneously then outstanding. The execution by the Issuer of any Bond of any denomination shall constitute full and due authorization of such denomination and the Trustee shall thereby be authorized to authenticate and deliver such bond.

The Trustee shall not be required to transfer or exchange any Bond during the period from and including a Record Date to the next succeeding Interest Payment Date of such Bond nor to transfer or exchange any Bond after the mailing of notice calling such Bond for redemption has been made and prior to such redemption.

Such transfers of registration or exchanges of Bonds shall be without charge to the Owners of such Bonds, but any taxes or other governmental charges required to be paid with respect to the same shall be paid by the Owner of the Bond requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

Section 2.18. Cancellation. All Bonds surrendered for the purpose of payment or retirement, or for exchange, or for replacement or payment as provided above shall be canceled upon surrender thereof to the Trustee and, at the option of the Trustee, either cremated, shredded or otherwise disposed of. In the case of cremating, shredding or other disposition, the Trustee shall execute and forward to the Issuer an appropriate certificate describing the Bonds involved and the manner of disposition.

Section 2.19. Temporary Bonds. Until Bonds in definitive form are ready for delivery, the Issuer may execute, and upon the request of the Issuer the Trustee shall authenticate and deliver, subject to the provisions, limitations and conditions set forth herein, one or more Bonds in temporary form, whether printed, typewritten, lithographed or otherwise produced, substantially in the form of the definitive Bonds, with appropriate omissions, variations and insertions, and in Authorized Denominations. Until exchanged for Bonds in definitive form, such Bonds in temporary form shall be entitled to the lien and benefit of this Indenture. Upon the presentation and surrender of any Bond or Bonds in temporary form, the Issuer shall, without unreasonable delay, prepare, execute and deliver to the Trustee and the Trustee shall authenticate and deliver, in exchange therefor, a Bond or Bonds in definitive form. Such exchange shall be made by the Trustee without making any charge therefor to the Owner of such Bond in temporary form.

Section 2.20. Book-Entry System. (a) So long as the Bonds are in book-entry only form, the Trustee shall comply with the terms of the DTC Representation Letter, the provisions of which are incorporated herein by this reference thereto with the same effect as if they were fully set forth herein.

(b) The book-entry system through the Securities Depository may be terminated upon the happening of any of the following:

(i) The Securities Depository or the Issuer, based upon advice from the Securities Depository, advise the Trustee that the Securities Depository is no longer willing or able to properly discharge its responsibilities under the DTC Representation Letter and the Trustee or the Issuer are unable to locate a qualified successor clearing agency satisfactory to the Trustee and the Issuer; or

(ii) The Issuer, in its sole discretion but with the prior written consent of the Trustee and the Company, elects to terminate the book-entry system by notice to the Securities Depository, the Company, the Trustee, the Credit Provider and the Remarketing Agent; or

(iii) After the occurrence of an Event of Default (at which time the Trustee shall promptly notify each Beneficial Owner through the Securities Depository of such Event of Default) the Beneficial Owners of a majority in aggregate outstanding principal amount of the Bonds, through the Participants and the Securities Depository, elect to discontinue the book-entry system through the Securities Depository and so advise the Trustee, the Issuer, the Remarketing Agent, the Credit Provider and the Securities Depository in writing.

Upon the occurrence of any event hereinabove described, the Trustee shall notify all Beneficial Owners, through the Securities Depository, and the Credit Provider of the occurrence of such event and of the availability of definitive or temporary certificated Bonds to Beneficial Owners requesting the same, in an aggregate outstanding principal amount representing the ownership interest of each such Beneficial Owner, making such adjustments and allowances as it may find necessary or appropriate as to accrued interest and previous payments of principal and calls for redemption. Definitive certificated Bonds shall be issued only upon surrender to the Trustee of the Bond held by the Securities Depository, accompanied by registration instructions for the definitive certificated Bonds. Neither the Issuer, the Remarketing Agent nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon issuance of definitive certificated Bonds, all references herein to obligations imposed upon or to be performed by the Securities Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such definitive certificated Bonds.

(c) Whenever notice or other communication to the Bondholders is required by the Trustee under this Indenture, unless and until definitive certificated Bonds shall have been issued and except as otherwise provided in this Indenture, the Trustee shall give all such notices and communications to the Securities Depository. The Trustee acknowledges that the Securities Depository has represented to the Trustee in the DTC Representation Letter that the Securities Depository keeps and maintains records in its offices of the positions of Participants with respect to the Bonds. Whenever notice or other communication to the Beneficial Owners is required by the Trustee under this Indenture, the Trustee shall not be required to give such notices and communications to any Beneficial Owner which has not designated an address to the Trustee pursuant to Section 16.2 hereof.

(d) Neither the Issuer, the Remarketing Agent, the Trustee nor any Paying Agent will have any responsibility or obligation to Participants, to indirect Participants or to any Beneficial Owner with respect to (i) the accuracy of any records maintained by the Securities Depository, any Participant, or any indirect Participant; (ii) the payment by the Securities Depository, or any Participant or indirect Participant of any amount with respect to the principal of, or premium, if any, or interest on the Bonds; (iii) any notice which is permitted or required to be given by Beneficial Owners under this Indenture; (iv) the selection by the Securities Depository, or any direct or indirect Participant of any person to receive payment in the event of a partial redemption of the Bonds; or (v) any consent given or other action taken by the Securities Depository as Bondholder.

ARTICLE III

REDEMPTION OF BONDS

Section 3.1. Optional Redemption of Bonds in the Flexible Mode. Bonds in the Flexible Mode are not subject to optional redemption prior to their respective Purchase Dates. Bonds in the Flexible Mode shall be subject to redemption at the option of the Company, in whole or in part, on their respective Purchase Dates at a redemption price equal to the principal amount thereof.

Section 3.2. Optional Redemption of Bonds in the Daily Mode or the Weekly Mode. Bonds in the Daily Mode or the Weekly Mode are subject to optional redemption by the Company, in whole or in part, on any Business Day, at a redemption price equal to the principal amount thereof, plus accrued interest, if any, to the Redemption Date.

Section 3.3. Optional Redemption of Bonds in the Term Rate or the Fixed Rate Mode. (a) Bonds in a Term Rate Mode shall be subject to redemption, in whole or in part, on their individual Mandatory Purchase Dates, at the option of the Company at a redemption price equal to the principal amount thereof.

(b) Bonds in the Term Rate Mode or Fixed Rate Mode are subject to redemption in whole on any date or in part on any Interest Payment Date (and if in part, by lot or by such other method as the Trustee determines to be fair and reasonable) commencing on the Interest Payment Date next following the tenth anniversary of the change to the Term Rate Mode or Fixed Mode at a redemption price of 100% of the principal amount of Bonds being redeemed, together with accrued interest, if any, to the redemption date. If the length of the Term Rate Period or Fixed Rate Period is less than ten years, then the Bonds shall not be subject to redemption during such Term Rate Period or Fixed Rate Period. The foregoing provisions of this subsection (b) may be amended by the Issuer and the Trustee at the request of the Company prior to a conversion to a Long-Term Mode upon delivery of a Favorable Opinion of Bond Counsel.

(c) The Company, in connection with a change to a Long-Term Mode, may waive or otherwise alter its rights to direct the redemption of any such Bonds so changed to a Long-Term Mode at any time without premium; provided that notice describing the waiver or alteration shall be submitted to the Paying Agent, the Trustee and the Remarketing Agent, together with a Favorable Opinion of Bond Counsel, addressed to them.

(d) If a Credit Enhancement is then in effect and the Redemption Price includes any premium, the right of the Company to direct an optional redemption is subject to the condition that the Trustee has received, prior to the date on which notice of redemption is required to be given to Owners, either Available Moneys of the Company or written confirmation from the Credit Provider that it can draw under the Credit Enhancement on the proposed redemption date in an aggregate amount sufficient to cover the principal of and premium and interest due on the Redemption Date (it being understood that the Credit Enhancement provided upon the original issuance of the Bonds does not provide for the payment of such premium).

Section 3.4. Extraordinary Optional Redemption of Bonds in the Term Rate or the Fixed Rate Mode. Bonds in the Term Rate Mode or the Fixed Rate Mode are subject to optional redemption by the Company, in whole but not in part, on any Business Day, at a redemption price equal to the principal amount thereof, plus accrued interest, if any, to the Redemption Date, upon the occurrence of any of the following events:

(a) The Project or the Plant shall have been damaged or destroyed to such extent that the Company is thereby prevented, in the Company’s judgment, from carrying on its normal operation thereof, or to such extent that it would not be economically feasible, in the Company’s judgment, for the Company to repair the Project or the Plant.

(b) All or substantially all of either the Project or the Plant shall have been condemned or taken by eminent domain.

(c) The construction or operation of either the Project or the Plant shall have been enjoined or shall have otherwise been prohibited by any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.

(d) The Company shall be required to redeem the Bonds, in whole or in part, pursuant to the provisions of the Reimbursement Agreement.

Section 3.5. Mandatory Redemption of Bonds Upon a Determination of Taxability. The Bonds shall be subject to special mandatory redemption in whole (or in part, if such partial redemption will preserve the excludability from gross income for federal income tax purposes of interest on the Bonds remaining outstanding after such redemption, and if in part, by lot or by such other method as the Trustee determines to be fair and reasonable) at any time at a Redemption Price equal to 100% of the principal amount thereof, without premium, plus interest accrued to (but excluding) the Redemption Date, if a “final determination” is made (A) that the interest paid or payable on any Bond to other than a “substantial user” of the Project or a “related person” (within the meaning of Section 147(a) of the Code) (a “Substantial User”) is or was includable in the gross income of the Owner thereof for federal income tax purposes as a result of the failure by the Company to observe or perform any covenant, condition or warranty on its part to be observed or performed under the Loan Agreement or the inaccuracy of any representation or warranty by the Company under the Loan Agreement or by the Company in connection with the issuance of the Bonds, or (B) that interest on any Bond would be includable in the gross income of such Owner but for such redemption. A “final determination” shall be deemed to have been made upon (1) the issuance of a published or private ruling or technical advice by the Internal Revenue Service, a settlement agreement between the Internal Revenue Service and the Issuer (as approved by the Company) in connection with an audit of the Bonds, or a judicial decision in a proceeding by any court of competent jurisdiction in the United States (from which ruling, advice, settlement agreement or decision no further right of appeal exists), in all cases in which the Company, at its expense, has participated or been a party or has been given the opportunity to contest the same or to participate or be a party, or (2) upon delivery of an opinion of Bond Counsel obtained by the Company and delivered to the Trustee to the effect that interest on any Bond either is includable in gross income of any such Owner of such Bond (other than a Substantial User) or would be so includable but for such redemption. Any special mandatory redemption shall be made not more than 180 days from the time of such final determination. Any special mandatory redemption of less than all of the Bonds shall be in such amounts and in such manner as the Trustee, with the advice of Bond Counsel, shall deem proper.

If the Trustee receives written notice from any Owner or Beneficial Owner of any Bond to the effect that (A) the Owner has been notified in writing by the Internal Revenue Service that it proposes to include the interest on any Bond in the gross income of such Owner, which the Trustee determines is for any of the reasons described in this Section 3.5, or if any other proceeding has been instituted against such Owner which may lead to a final determination as described in this Section 3.5, and (B) such Owner will afford the Company the opportunity to contest the same, either directly or in the name of the Owner, and until a conclusion of any appellate review, if sought, and the Trustee has received a copy of the notification described in clause (A) above, then the Trustee shall promptly give notice thereof to the Company, the Issuer, the Credit Provider, and each Bondholder. The Trustee shall thereafter coordinate any similar requests or notices it may have received from other Owners and shall monitor the progress of any administrative proceedings or litigation. If a final determination thereafter occurs, the Trustee shall make demand for prepayment in the appropriate amount from the Borrower under the Loan Agreement and give notice of the redemption of the appropriate amount of Bonds, the redemption date to be no later than the date specified in this Section 3.5. In taking any action or making any determination under this subsection, the Trustee may rely on a Favorable Opinion of Bond Counsel.

Section 3.6. Mandatory Redemption of Bonds From Balance in Construction Fund. The Bonds shall be redeemed from moneys remaining in the Construction Fund on and after the Completion Date (as defined in the Loan Agreement), in whole or in part (and if in part, by lot or by such other method as the Trustee determines to be fair and reasonable), at any time, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date.

Section 3.7. Notice. Notice of the call for any redemption, identifying the Bonds or portions thereof being called and the date on which they shall be presented for payment, shall be given by the Trustee by first class mail, postage prepaid (except when DTC is the registered owner of all of the Bonds and except for persons or entities owning or providing evidence of ownership satisfactory to the Trustee of a legal or beneficial ownership of at least $1,000,000 of principal amount of Bonds who so request, in which cases, by certified mail, return receipt requested), to the registered owners of all Bonds to be redeemed, at the registered addresses appearing in the registration books kept for such purpose, not less than fifteen (15) days prior to the redemption date for Bonds in the Daily Mode, Weekly Mode, or Flexible Mode, and not less than thirty (30) nor more than sixty (60) days prior to the redemption date for Bonds in the Term Rate Mode or Fixed Rate Mode. Each notice of redemption of the Bonds shall identify the Bonds to be redeemed and shall state, among other things, the redemption date, the redemption price and whether the notice is conditional as described below. So long as DTC or its nominee is the sole registered owner of the Bonds under the Book Entry Only System, redemption notices shall be sent by the Trustee to Cede & Co. and not to Beneficial Owners except as described above.

In addition to the foregoing notice, further notice shall be given by the Trustee, by first class mail, to registered securities depositories and to at least two national information services, including Standard & Poor’s Called Bond Record; provided that any such notice to any securities depository which is a registered owner of the Bonds shall be delivered at least two (2) days prior to the general distribution of notices of redemption as provided in this Section 3.7; and provided further that such notices to Standard & Poor’s Called Bond Record shall not be a condition to such redemption and failure to so mail shall not affect the validity of any such redemption proceeding.

Any notice of optional redemption may state that the redemption is conditioned on the Trustee’s receipt of moneys for such redemption on or prior to the opening of business on the redemption date. If such moneys are not so received, the redemption of the Bonds for which notice was given will not be made. If such redemption is not effectuated, the Trustee will, within five (5) days thereafter, give notice in the manner in which the notice of redemption was given that such moneys were not so received.

Any notice mailed as provided in this Section 3.7 shall be conclusively presumed to have been duly given, whether or not the registered owner receives the notice.

Notwithstanding anything herein to the contrary, no notice of redemption is required to be given for a redemption occurring on a Mandatory Purchase Date.

Section 3.8. Redemption Payments. On or prior to the date fixed for redemption, funds shall be deposited (including by making a draw on the Credit Enhancement or any Alternate Credit Enhancement) with the Trustee to pay, and Trustee is hereby authorized and directed to apply such funds to the payment of, the Bonds or portions thereof called, together with accrued interest thereon to the redemption date. Upon the giving of notice and the deposit of funds for redemption, interest on the Bonds or portions thereof thus called shall no longer accrue after the date fixed for redemption.

Section 3.9. Cancellation. All Bonds which have been redeemed shall not be reissued but shall be canceled and disposed of by the Trustee in accordance with Section 2.18 hereof.

Section 3.10. Partial Redemption of Bonds. If less than all the Bonds are to be redeemed, such partial redemption shall be in multiples of $5,000 ($1,000, in the case of Bonds in the Flexible Mode), and the portion of any Bond to be redeemed shall be selected by the Trustee so that all Bonds that remain outstanding shall be in Authorized Denominations. Upon surrender of any Bond for redemption in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to the Owner thereof a new Bond or Bonds in the same form and of Authorized Denominations in an aggregate principal amount equal to the unredeemed portion of the Bond surrendered.

ARTICLE IV

PURCHASE OF BONDS

Section 4.1. Optional Tenders of Bonds in the Daily Mode or the Weekly Mode. Subject to Section 4.6 hereof, the Beneficial Owners of Bonds in a Daily Mode or a Weekly Mode may elect to have their Bonds (or portions of those Bonds in Authorized Denominations so long as the portion of the Bond not so tendered is in a principal amount equal to an Authorized Denomination) purchased on any Business Day at a price equal to the Purchase Price, upon delivery of a Tender Notice to the Tender Agent by the Tender Notice Deadline. Immediately upon receipt of a Tender Notice, the Tender Agent shall notify the Remarketing Agent and provide the Remarketing Agent with a copy of such Tender Notice.

Section 4.2. Mandatory Purchase on Mandatory Purchase Date. The Bonds shall be subject to mandatory purchase on each Mandatory Purchase Date. The Tender Agent shall give notice of such mandatory purchase by mail to the Owners of the Bonds subject to mandatory purchase no less than fifteen (15) days prior to any Mandatory Purchase Date described in clauses (i) through (vi) of the definition thereof, and as soon as practicable following receipt by the Trustee of notice from the Credit Provider in the case of the Mandatory Purchase Date described in clause (vii) of the definition thereof. No notice shall be given of the Mandatory Purchase Date at the end of each Interest Period for Flexible Rate Bonds. Any notice shall state the Mandatory Purchase Date, the Purchase Price, the numbers of the Bonds to be purchased if less than all of the Bonds owned by such Owner are to be purchased, and that interest on Bonds subject to mandatory purchase shall cease to accrue from and after the Mandatory Purchase Date. The failure to mail such notice with respect to any Bond shall not affect the validity of the mandatory purchase of any other Bond with respect to which notice was so mailed. Any notice mailed will be conclusively presumed to have been given, whether or not actually received by any Owner or Beneficial Owner.

Upon the receipt by the Trustee of notice from the Credit Provider, within seven (7) calendar days after the presentation of demand for a drawing under the Credit Enhancement to pay regularly scheduled interest on the Bonds, that there shall be no reinstatement of the amount so drawn under the terms of the Credit Enhancement, the Trustee shall promptly (and in any event within two (2) Business Days) draw on the Credit Enhancement in accordance with its terms in an amount equal to the Purchase Price of all the Bonds.

Section 4.3. Remarketing of Bonds; Notices.

(a) Remarketing of Bonds. The Remarketing Agent shall use its best efforts to offer for sale:

(i) all Bonds or portions thereof as to which notice of tender pursuant to Section 4.1 hereof has been given; and

(ii) all Bonds required to be purchased on a Mandatory Purchase Date described in clauses (i), (ii), (iii) or (iv) of the definition thereof; and

(iii) any Liquidity Provider Bonds (A) purchased on a Purchase Date described in clause (i) or (ii) above, (B) with respect to which the Liquidity Provider has provided notice to the Trustee and the Remarketing Agent that it is ready to reinstate the Available Amount upon receipt of the proceeds (in immediately available funds) from the Tender Agent in an amount equal to the principal and accrued interest that the Liquidity Provider had been required to pay on the Liquidity Provider Bonds, (C) with respect to which an Alternate Liquidity Facility and Alternate Credit Enhancement is in effect (if such funds were secured by a Credit Enhancement prior to becoming Liquidity Provider Bonds which Credit Enhancement is no longer in effect), or (D) which are being marketed as Fixed Rate Bonds. The Remarketing Agent will not remarket Bonds to the Company or any affiliate thereof. In connection with the remarketing of any Bonds with respect to which notice of redemption or notice of mandatory purchase has been given, the Remarketing Agent will notify each person to which such Bonds are remarketed of such notice of redemption or notice of mandatory purchase.

Anything in this Indenture to the contrary notwithstanding, if there shall have occurred and be continuing either a Credit Provider Failure or a Liquidity Provider Failure, the Remarketing Agent shall not remarket any Bonds. All other provisions of this Indenture, including without limitation, those relating to the setting of interest rates and Interest Periods and mandatory and optional purchases, shall remain in full force and effect during the continuance of such Event of Default.

(b) Notice of Remarketing; Registration Instructions; New Bonds. On each date on which a Bond is to be purchased:

(i) the Remarketing Agent shall notify by Electronic Means the Tender Agent by 11:30 A.M. of the principal amount of tendered Bonds it has remarketed;

(ii) unless the Remarketing Agent has delivered the notice described in clause (i) above, the Remarketing Agent shall notify the Tender Agent by Electronic Means not later than 1:00 P.M. of such information as may be necessary to register and deliver Bonds remarketed with respect thereto;

(iii) the Remarketing Agent shall cause the proceeds of the remarketing by such Remarketing Agent of tendered Bonds to be paid to the Tender Agent in immediately available funds not later than 11:45 A.M., New York City time, on the Purchase Date for such Bonds; and

(iv) if the Bonds are no longer in the Book-Entry System, the Tender Agent shall authenticate new Bonds for the respective purchasers thereof which shall be available for pick-up by the Remarketing Agent not later than 2:30 P.M.

(c) Draw on Liquidity Facility. On each date on which a Bond is to be purchased, if the Remarketing Agent shall have given notice to the Tender Agent pursuant to clause (b)(i) above that it has been unable to remarket any of the Bonds, the Tender Agent shall direct the Trustee (if the two are separate entities) to draw on the Liquidity Facility (or if no Liquidity Facility is in effect, request funds from the Company) by 12:00 noon in an amount equal to the Purchase Price of all such Bonds which have not been successfully remarketed. If a Liquidity Facility is in effect, the Trustee shall also give the Company notice by 2:30 P.M. on the Purchase Date if it does not have funds in the Remarketing Proceeds Account and the Liquidity Facility Purchase Account sufficient to pay the Purchase Price of Bonds tendered on such Purchase Date.

Section 4.4. Source of Funds for Purchase of Bonds. By 3:00 P.M. on the date on which a Bond is to be purchased, and except as set forth in Section 4.6(b)(ii) hereof, the Tender Agent shall purchase tendered Bonds from the tendering Owners at the applicable Purchase Price by wire transfer in immediately available funds. Funds for the payment of such Purchase Price shall be derived solely from the following sources in the order of priority indicated and none of the Tender Agent, the Trustee nor the Remarketing Agent shall be obligated to provide funds from any other source:

(a) immediately available funds on deposit in the Remarketing Proceeds Account;

(b) immediately available funds on deposit in the Liquidity Facility Purchase Account; and

(c) moneys of the Company on deposit in the Company Purchase Account.

The Company shall be obligated to deposit amounts into the Company Purchase Account sufficient to pay the Purchase Price to the extent that amounts on deposit in the Remarketing Proceeds Account and the Liquidity Facility Purchase Account are insufficient therefor.

Section 4.5. Delivery of Bonds. On each date on which a Bond is to be purchased, such Bond shall be delivered as follows:

(a) Bonds sold by the Remarketing Agent and described in Section 4.4(a) hereof shall be delivered by the Remarketing Agent to the purchasers of such Bonds by 3:00 P.M.; and

(b) Bonds purchased by the Tender Agent with moneys described in Section 4.4(b) hereof shall be registered immediately in the name of the Liquidity Provider or its nominee (which may be the Securities Depository) or, if applicable, the name of any collateral agent or trustee for a secured creditor of the Company, at the direction of the Liquidity Provider, on or before 3:00 P.M.

(c) Bonds purchased by the Company with moneys described in Section 4.4(c) hereof shall be registered immediately in the name of the Company or its nominee or, if applicable, the name of any collateral agent or trustee for a secured creditor of the Company, on or before 3:00 P.M. Bonds so owned by the Company shall continue to be outstanding under the terms of this Indenture and be subject to all of the terms and conditions of this Indenture and shall be subject to remarketing by the Remarketing Agent.

Section 4.6. Book-Entry Tenders.

(a) Notwithstanding any other provision of this Article IV to the contrary, all tenders for purchase during any period in which the Bonds are registered in the name of Cede & Co. (or the nominee of any successor Securities Depository) shall be subject to the terms and conditions set forth in the Representations Letter and to any regulations promulgated by DTC (or any successor Securities Depository). For so long as the Bonds are registered in the name of Cede & Co., as nominee for DTC, the tender option rights of Holders of Bonds may be exercised only by DTC by giving notice of its election to tender Bonds or portions thereof at the times and in the manner described above. Beneficial Owners will not have any rights to tender Bonds directly to the Tender Agent. Procedures under which a Beneficial Owner may direct a Direct Participant or DTC, or an Indirect Participant of DTC acting through a Direct Participant of DTC, to exercise a tender option right in respect of Bonds or portions thereof in an amount equal to all or a portion of such Beneficial Owner’s beneficial ownership interest therein shall be governed by standing instructions and customary practices determined by such Direct Participant or Indirect Participant. For so long as the Bonds are registered in the name of Cede & Co., as nominee for DTC, delivery of Bonds required to be tendered for purchase shall be effected by the transfer on the applicable Purchase Date of a book-entry credit to the account of the Tender Agent of a beneficial interest in such Bonds.

(b) Notwithstanding anything expressed or implied herein to the contrary, so long as the Book-Entry System for the Bonds is maintained by the Issuer:

(i) there shall be no requirement of physical delivery to or by the Tender Agent, the Remarketing Agent or the Trustee of:

(A) any Bonds subject to mandatory or optional purchase as a condition to the payment of the Purchase Price therefor;

(B) any Bonds that have become Liquidity Provider Bonds; or

(C) any remarketing proceeds of such Bonds or Liquidity Provider Bonds; and

(ii) except as provided in (iii) below, none of the Trustee, the Tender Agent nor the Paying Agent shall have any responsibility for paying the Purchase Price of any tendered Bond or for remitting remarketing proceeds to any person; and

(iii) the Tender Agent’s sole responsibilities in connection with the purchase and remarketing of a tendered Bond shall be to:

(A) draw upon the Liquidity Facility in the event the Remarketing Agent notifies the Tender Agent as provided herein that such Bond has not been remarketed on or before the Purchase Date therefor, which draw shall be in an amount equal to the difference between such Purchase Price and any remarketing proceeds received by Remarketing Agent in connection with a partial remarketing of such Bond, and to remit the amount so drawn to or upon the order of the Securities Depository for the benefit of the tendering Beneficial Owners; and

(B) remit any proceeds derived from the remarketing of a Liquidity Provider Bond to the Liquidity Provider.

Section 4.7. No Book-Entry System. If at any time the Bonds shall no longer be in the Book-Entry System, the following procedures shall be followed:

(a) Bonds shall be delivered (with all necessary endorsements) at or before 12:00 noon on the Purchase Date at the office of the Paying Agent in New York, New York; provided, however, that payment of the Purchase Price shall be made pursuant to this Section only if the Bond so delivered to the Paying Agent conforms in all respects to the description thereof in the notice described in this Section. Payment of the Purchase Price with respect to purchases under this Section shall be made to the Owners of tendered Bonds by wire transfer in immediately available funds by the Paying Agent by 3:00 P.M. on the Purchase Date.

(b) If a Bond to be purchased is not delivered by the Owner to the Paying Agent by 12:00 noon on the date in which such Bond is to be purchased, the Paying Agent shall hold any funds received for the purchase of those Bonds in the Purchase Fund in trust and shall pay such funds to the former Owners of the Bonds upon presentation of the Bonds. Such undelivered Bonds shall cease to accrue interest as to the former Owners on such purchase date and moneys representing the Purchase Price shall be available against delivery of those Bonds at the Principal Office of the Paying Agent; provided, however, that any funds which shall be so held by the Paying Agent and which remain unclaimed by the former Owner of a Bond not presented for purchase for a period of two (2) years after delivery of such funds to the Paying Agent, shall, to the extent permitted by law, upon request in writing by the Company and the furnishing of security or indemnity to the Paying Agent’s satisfaction, be paid to the Company free of any trust or lien and thereafter the former Owner of such Bond shall look only to the Company and then only to the extent of the amounts so received by the Company without any interest thereon and the Paying Agent shall have no further responsibility with respect to such moneys or payment of the Purchase Price of such Bonds. The Paying Agent shall authenticate a replacement Bond for any undelivered Bond which may then be remarketed by the Remarketing Agent.

(c) The Paying Agent shall hold all Bonds properly tendered to it for purchase hereunder as agent and bailee of, and in escrow for the benefit of, the respective Owners of the Bonds which shall have so tendered such Bonds until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of or to the order of such Owners.

Section 4.8. Credit Enhancement and Liquidity Facility. (a) While the Credit Enhancement is in effect with respect to any Bonds, the Trustee shall, on the Business Day preceding each Interest Payment Date and Principal Payment Date, before 4:00 P.M. on such day, draw on the Credit Enhancement in accordance with the terms thereof so as to receive thereunder with respect to Bonds covered by the Credit Enhancement by 1:00 P.M. on said Interest Payment Date and Principal Payment Date, an amount, in immediately available funds, equal to the amount of interest and principal payable on such Bonds on such Interest Payment Date and Principal Payment Date. The proceeds of such draws shall be deposited in the Credit Enhancement Account of the Bond Fund pursuant to Section 6.2(b) hereof.

(b) If a Liquidity Facility is in effect, on each date on which a Bond is to be purchased, the Tender Agent (if it is the beneficiary of the Liquidity Facility) or the Trustee (if it is the beneficiary of the Liquidity Facility) at the direction of the Tender Agent as provided in Section 4.3(c) hereof, by demand given by Electronic Means before 12:00 noon, shall draw on the Liquidity Facility in accordance with the terms thereof so as to receive thereunder by 2:30 P.M. on such date an amount, in immediately available funds, sufficient, together with the proceeds of the remarketing of Bonds on such date, to enable the Tender Agent to pay the Purchase Price in connection therewith. The proceeds of such draw shall be paid to the Tender Agent, who shall deposit said proceeds in the Liquidity Facility Purchase Account pursuant to Section 4.9(b) hereof.

(c) Notwithstanding the foregoing paragraphs of this Section, if the Credit Provider and the Liquidity Provider are the same entity, the Trustee shall not draw on the Credit Enhancement with respect to any payments due or made in connection with Liquidity Provider Bonds. In no event shall the Trustee draw on the Credit Enhancement with respect to any payments made or made in connection with Bonds not covered by the Credit Enhancement or Bonds owned by the Company.

(d) The Company may provide an Alternate Credit Enhancement or Alternate Liquidity Facility on any Business Day not later than the fifth (5th) Business Day prior to the Expiration Date of the Credit Enhancement or Liquidity Facility then in effect. The Company shall give the Notice Parties written notice of the proposed substitution of an Alternate Credit Enhancement or Alternate Liquidity Facility no less than two (2) Business Days prior to the date on which the Trustee is required to provide notice of the proposed substitution to the Beneficial Owners of the Bonds. The Trustee shall give notice of such Substitution Date in accordance with Section 4.2. On or before the Substitution Date there shall be delivered to the Trustee or the Tender Agent, as applicable (i) the Alternate Credit Enhancement or the Alternate Liquidity Facility in substitution for the Credit Enhancement or Liquidity Facility then in effect, (ii) a

Favorable Opinion of Bond Counsel, (iii) a written Opinion of Counsel for the provider of the Alternate Credit Enhancement or Alternate Liquidity Facility, as applicable, to the effect that such Alternate Credit Enhancement or Alternate Liquidity Facility is a valid, legal and binding obligation of the provider thereof, and that the Alternate Credit Enhancement or Alternate Liquidity Facility is not subject to registration under the Securities Act of 1933 (or, if subject to registration, that registration has been effected or is not required in connection with the remarketing or offering of the Bonds), and (iv) unless waived by such entity, written evidence satisfactory to the Credit Provider and the Liquidity Provider of the provision for purchase from the Liquidity Provider of all Liquidity Provider Bonds, at a price equal to the principal amount thereof plus accrued and unpaid interest, and payment of all amounts due to the Credit Provider and the Liquidity Provider under the Reimbursement Agreement(s) on or before the effective date of such Alternate Letter of Credit or Alternate Liquidity Facility. Upon the satisfaction of the conditions described in the preceding sentence and provided a draw has been made on any Liquidity Facility then in effect in accordance with the provisions of Section 4.8(b) hereof, the Trustee shall accept such Alternate Credit Enhancement or Alternate Liquidity Facility on the close of business on the Substitution Date and shall surrender the Credit Enhancement or Liquidity Facility then in effect to the provider thereof on the Substitution Date, provided that no such surrender shall occur unless and until the draw on any such Liquidity Facility shall have been honored. If any condition to the substitution is not satisfied, the substitution shall not occur but the Bonds shall remain subject to mandatory purchase on the proposed Substitution Date.

(e) In the event of an extension of the Expiration Date, the Company shall give to the Notice Parties, a written notice of the new Expiration Date no less than two (2) Business Days prior to the date on which the Trustee otherwise would be required to provide notice to the Beneficial Owners of the Bonds that a Mandatory Purchase Date would occur as a result of the Expiration Date occurring for such Credit Enhancement or Liquidity Facility.

(f) The references to Liquidity Facility and Liquidity Provider shall be disregarded during any period during which a Liquidity Facility is not required to be in effect.

Section 4.9. Purchase Fund. There is hereby established and there shall be maintained with the Tender Agent, as agent for the Trustee, a separate, segregated fund to be known as the “Purchase Fund.” The Tender Agent shall further establish separate, segregated accounts within the Purchase Fund to be known as the “Liquidity Facility Purchase Account” and the “Remarketing Proceeds Account” and the “Company Purchase Account.”

(a) Remarketing Proceeds Account. Upon receipt of the proceeds of a remarketing of a Bond on the date such bond is to be purchased, the Tender Agent shall deposit such proceeds in the Remarketing Proceeds Account for application to the Purchase Price of the Bonds. Notwithstanding the foregoing, upon the receipt of the proceeds of a remarketing of Liquidity Provider Bonds, the Tender Agent shall immediately pay such proceeds to the Liquidity Provider to the extent of any amount owing to the Liquidity Provider.

(b) Liquidity Facility Purchase Account. Upon receipt from the Trustee of the immediately available funds transferred to the Tender Agent pursuant to Section 4.4(b) hereof, the Tender Agent shall deposit such money in the Liquidity Facility Purchase Account for application to the Purchase Price of the Bonds to the extent that the moneys on deposit in the Remarketing Proceeds Account shall not be sufficient. Any amounts deposited in the Liquidity Facility Purchase Account and not needed with respect to the Purchase Price for any Bonds shall be immediately returned to the Liquidity Provider.

(c) Company Purchase Account. Upon receipt of Funds from the Company pursuant to Section 4.4(c) hereof, the Tender Agent shall deposit such Funds in the Company Purchase Account for application to the Purchase Price of the Bonds. Any amounts deposited in the Company Purchase Account and not needed with respect to the Purchase Price for any Bonds shall be immediately refunded to the Company or as the Company may direct pursuant to the Company Credit Facility.

(d) Investment. Amounts held in the Liquidity Facility Purchase Account and the Remarketing Proceeds Account by the Paying Agent shall be held uninvested and separate and apart from all other funds and accounts.

ARTICLE V

GENERAL COVENANTS

Section 5.1. Payment of Principal and Interest. The Issuer covenants that it will promptly pay or cause to be paid the principal of and interest on every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in the Bond according to the true intent and meaning thereof. The principal and Purchase Price of and interest (except interest paid from the proceeds from the sale of the Bonds and accrued interest) on the Bonds are payable solely from the Trust Estate (including, without limitation, Revenues), which is hereby specifically pledged to the payment thereof in the manner and to the extent herein specified, and nothing in the Bonds or this Indenture should be considered as assigning or pledging any funds or assets of the Issuer other than the Trust Estate in the manner and to the extent herein specified. Anything in this Indenture to the contrary notwithstanding, it is understood that whenever the Issuer makes any covenants involving financial commitments, including, without limitation, those in the various sections of this Article V, it pledges no funds or assets other than the Trust Estate in the manner and to the extent herein specified, but nothing herein shall be construed as prohibiting the Issuer from using any other funds or assets.

Section 5.2. Performance of Covenants. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all ordinances pertaining thereto. The Issuer covenants that it is duly authorized under the Constitution and laws of the State of Arkansas, including particularly and without limitation the Act, to issue Bonds authorized hereby and to execute this Indenture and to make the pledge and covenants in the manner and to the extent herein set forth; that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken; and that the Bonds in the hands of the Owners thereof are and will be valid and enforceable obligations of the Issuer according to the import thereof.

Section 5.3. Instruments of Further Assurance. The Issuer covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such indenture or indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, mortgaging, pledging, assigning and confirming unto the Trustee the Trust Estate.

Section 5.4. Recordation and Other Instruments. The Company has covenanted in Section 6.7 of the Loan Agreement to cause this Indenture, the Loan Agreement, such security agreements, financing statements and all supplements thereto and other instruments as may be required from time to time to be kept, to be recorded and filed in such manner and in such places as may be required by law and in the opinion of counsel in order to fully preserve and protect the security of the Owners of the Bonds and the rights of Trustee and the Credit Provider hereunder, and to perfect the security interest created by this Indenture. The Issuer and the Trustee covenant that they will cooperate with the Company in satisfaction of the requirements of Section 6.7 of the Loan Agreement.

Section 5.5. Inspection of Project Books. The Issuer and the Trustee covenant and agree that all books and documents in their possession relating to the Project and the revenues derived from the Project shall at all reasonable times upon reasonable advance notice be open to inspection by such accountants or other agencies as the other party may from time to time designate and by the Company and the Credit Provider.

Section 5.6. Rights Under Loan Agreement. The Loan Agreement, duly executed counterparts of which have been filed with the Trustee, sets forth the covenants and obligations of the Issuer and the Company, including provisions that subsequent to the issuance of Bonds and prior to their payment in full or provision for payment thereof in accordance with the provisions hereof the Loan Agreement may not be effectively amended, changed, modified, altered or terminated, or any provision waived without the written consent of the Trustee and the Credit Provider, and reference is hereby made to the same for a detailed statement of said covenants and obligations of the Company thereunder, and the Issuer agrees that the Trustee in its name or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Loan Agreement, for and on behalf of the Bondholders, whether or not the Issuer is in default hereunder.

Section 5.7. Prohibited Activities. The Issuer covenants that it shall not take any action or suffer or permit any action to be taken or condition to exist which causes or may cause the interest payable on the Bonds to be subject to federal income taxation. Without limiting the generality of the foregoing, the Issuer covenants that the proceeds of the sale of the Bonds, the earnings thereon, and any other moneys on deposit in any fund or account maintained in respect of the Bonds (whether such moneys were derived from the proceeds of the sale of the Bonds or from other sources), will not be used directly or indirectly in such manner as to cause the Bonds to be treated as “arbitrage bonds” within the meaning of Section 148 of the Code.

Section 5.8. Transfer, Reduction and Return of Credit Enhancement. The Trustee shall not sell, assign or transfer the Credit Enhancement except to a successor trustee under this Indenture in accordance with the terms of the Credit Enhancement. The Trustee shall submit to the Credit Provider such certificates or other documents on a timely basis as may be required by the terms of the Credit Enhancement and the provisions hereof in order to effect a reduction of the aggregate amount available to be drawn thereunder. The Trustee shall return the Credit Enhancement to the Credit Provider at such time and together with such certificates or other documents as may be required in accordance with its terms and the provisions hereof, and in any case upon expiration of the Credit Enhancement in accordance with its terms and the provisions hereof.

ARTICLE VI

REVENUES AND FUNDS

Section 6.1. Creation of Bond Fund. There is hereby created and ordered to be established with the Trustee a trust fund of and in the name of the Issuer to be designated “Solid Waste Disposal Revenue Bond Fund - Plum Point Energy Associates, LLC Project” (the “Bond Fund”). There is also hereby created and ordered to be established in the Bond Fund an account to be designated “Credit Enhancement Account” and an account to be designated “General Account.”

Section 6.2. Payments Into Bond Fund. (a) There shall be deposited into the Bond Fund as and when received:

(i)	All Revenues;

(ii)	All moneys drawn by the Trustee under the Credit Enhancement for the payment of the principal of and interest on the Bonds; and

(iii)	All moneys received by the Trustee under and pursuant to any of the provisions of the Loan Agreement or this Indenture which are not directed to be paid into a fund other than the Bond Fund.

(b) There shall be paid into the Credit Enhancement Account in the Bond Fund, as and when received, any and all moneys drawn by the Trustee under the Credit Enhancement except for any amounts required to be placed into the Purchase Fund established pursuant to Section 4.9 hereof. Moneys held in the Credit Enhancement Account shall not be commingled with other moneys in the Bond Fund or other moneys held by the Trustee under this Indenture.

(c) There shall be paid into the General Account in the Bond Fund, as and when received, any and all moneys which are not directed to be deposited into the Credit Enhancement Account.

Section 6.3. Use of Moneys in Bond Fund. Moneys in the Bond Fund shall be used solely for the payment of the principal of and interest on the Bonds as in the Bonds and this Indenture provided. In addition, moneys in the Bond Fund shall be used by the Trustee in the following priority:

(a) Moneys transferred from the Construction Fund pursuant to Section 7.3 hereof, which shall be applied to the redemption of Bonds under Article III hereof (or to reimburse the Credit Provider for a drawing on the Credit Enhancement to pay for such redemption of Bonds);

(b) Moneys held by the Trustee pursuant to Article X hereof, such moneys to be applied only to the payment or the redemption of Bonds which are deemed to be paid in accordance with Article X hereof (or to reimburse the Credit Provider for a drawing on the Credit Enhancement to pay for such redemption of Bonds);

(c) Proceeds of the sale of refunding obligations, and proceeds from the investment thereof;

(d) If the Credit Enhancement is then in effect, the Trustee shall draw on the Credit Enhancement pursuant to Section 4.8 hereof, and all moneys so realized by the Trustee under the Credit Enhancement shall be used for the payment of principal, premium, if provided, and interest on the Bonds, provided that in no event shall such moneys be used to pay for Bonds owned by the Issuer or the Company;

(e) Revenues and moneys furnished by the Company to the Trustee pursuant to Section 5.2 of the Loan Agreement, and proceeds from the investment thereof, provided that such amounts constitute Available Moneys; and

(f) All other amounts received by the Trustee under and pursuant to the Loan Agreement or from any other source when required or accompanied by directions from the Company that such amounts are to be paid into the Bond Fund, and amounts derived from the investment of such amounts.

Notwithstanding any provision to the contrary which may be contained in this Indenture, (i) in computing the amount to be drawn under the Credit Enhancement on account of the payment of the principal or Purchase Price of, or interest on the Bonds, the Trustee shall exclude any such amounts in respect of any Bonds which are Bonds owned by the Issuer or the Company on the date such payment is due, and (ii) amounts drawn by the Trustee under the Credit Enhancement shall not be applied to the payment of the principal or Purchase Price of, or interest on, any Bonds which are owned by the Issuer or the Company on the date such payment is due.

Section 6.4. Withdrawals from Bond Fund. The Bond Fund shall be in the name of the Issuer, designated as set forth in Section 6.1, and the Issuer hereby irrevocably authorizes and directs the Trustee to withdraw from the Bond Fund sufficient funds to pay the principal of and interest on the Bonds when due (including at maturity or redemption prior to maturity) and to use such funds for the purpose of paying principal and interest in accordance with the provisions hereof pertaining to payment, which authorization and direction the Trustee hereby accepts. To the extent amounts are paid on the Bonds by draws on the Credit Enhancement and there are amounts in the Bond Fund resulting from payments made by the Company pursuant to Section 5.2(a) of the Loan Agreement, the Trustee is directed to use such amounts in the General Account of the Bond Fund to reimburse the Credit Provider, on behalf of the Company, in respect of such draw.

Section 6.5. Non-Presentment of Bonds. In the event any Bonds shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for redemption thereof, if there shall have been deposited with the Trustee for that purpose, or left in trust if previously so deposited, funds sufficient to pay the principal thereof, together with all interest unpaid and due thereon, to the due date thereof, for the benefit of the Owner thereof, all liability of the Issuer to the Owner thereof for the payment of the principal thereof and interest thereon shall forthwith cease, determine and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such fund or funds, without liability for interest thereon, for benefit of the Owner of such Bond, who shall thereafter be restricted exclusively to such fund or funds, for any claim of whatever nature on his part under this Indenture or on, or with respect to, the Bond.

Section 6.6. Fees, Expenses and Charges of Issuer and Trustee. It is understood and agreed that pursuant to the provisions of Section 5.3(b) of the Loan Agreement, the Company agrees to pay the reasonable fees, expenses and charges of the Trustee, the Remarketing Agent, and any Paying Agent as authorized and provided by this Indenture and, pursuant to Section 5.3(c) of the Loan Agreement, the reasonable fees, expenses and charges of the Issuer as authorized, required and provided by this Indenture and by the Loan Agreement. All such payments under the Loan Agreement which are received by the Trustee shall not be paid into the Bond Fund, but shall be segregated by the Trustee and expended solely for the purpose for which such payments are received.

Section 6.7. Moneys to be Held in Trust. All moneys required to be deposited with or paid to the Trustee under any provision of this Indenture shall be held by the Trustee in trust, and except for moneys deposited with or paid to the Trustee for the redemption of Bonds notice of which redemption has been duly given, for moneys deposited with or paid to the Trustee pursuant to Article X hereof, and for moneys held pursuant to Section 4.4, Section 4.9, or Section 6.5 hereof, shall, while held by the Trustee, constitute part of the Trust Estate and be subject to the lien hereof. Any moneys received by or paid to the Trustee pursuant to any provisions of the Loan Agreement calling for the Trustee to hold, administer and disburse the same in accordance with the specific provisions of the Loan Agreement shall be held, administered and disbursed pursuant to such provisions, and where required by the provisions of the Loan Agreement the Trustee shall set the same aside in a separate account. The Issuer agrees that if it shall receive any moneys pursuant to applicable provisions of the Loan Agreement, it will forthwith upon receipt thereof pay the same over to the Trustee to be held, administered and disbursed by the Trustee in accordance with the provisions of the Loan Agreement pursuant to which the Issuer may have received the same. Furthermore, if for any reason the Loan Agreement ceases to be in force and effect while any Bonds are outstanding, the Issuer agrees that if it shall receive any moneys derived from the Project in connection with the Bonds, it will forthwith upon receipt thereof pay the same over to the Trustee to be held, administered and disbursed by the Trustee in accordance with provisions of the Loan Agreement that would be applicable if the Loan Agreement were then in force and effect, and if there be no such provisions which would be so applicable, then the Trustee shall hold, administer and disburse such moneys solely for the discharge of the Issuer’s obligations under this Indenture.

Section 6.8. Refund to Company of Excess Payments. Anything herein to the contrary notwithstanding, the Trustee is authorized and directed to refund to the Company, or as directed by the Company pursuant to the Company Credit Facility, if applicable, all excess amounts as specified in the Loan Agreement, whether such excess amounts be in the Bond Fund or in special accounts.

Section 6.9. Termination of Rights of Bondholders. Anything herein to the contrary notwithstanding, including, without limitation, the provisions of this Article V and of Article X and Article X hereof, all rights of any Owner of any Bond hereunder to or with respect to any moneys or investments held in any fund hereunder shall terminate at the expiration of two (2) years from the date of maturity of such Bond, whether by scheduled maturity or by call for redemption prior to maturity in accordance with the terms hereof, with respect to the principal thereof, or at the expiration of two (2) years from an Interest Payment Date with respect to the interest payable on such date.

ARTICLE VII

APPLICATION OF PROCEEDS OF BONDS

Section 7.1. Creation of Clearing Fund and Construction Fund. There is hereby created and ordered to be established with the Trustee special accounts in the name of the Issuer to be designated “Solid Waste Disposal Revenue Bond Clearing Fund - Plum Point Energy Associates, LLC Project” (the “Clearing Fund”) and “Solid Waste Disposal Revenue Bond Construction Fund - Plum Point Energy Associates, LLC Project” (the “Construction Fund”).

Section 7.2. Deposits Into and Disbursements From the Clearing Fund and the Construction Fund. (a) An amount designated by the Issuer in written instructions to the Trustee, received by the Trustee from the proceeds of the issuance and sale of the Bonds, shall be deposited into the Clearing Fund. Moneys in the Clearing Fund shall be immediately disbursed by the Trustee to Goldman, Sachs & Co. in payment of its fee and expenses in connection with the issuance of the Bonds.

(b) All remaining moneys received by the Trustee from the proceeds of the issuance and sale of the Bonds shall be deposited into the Construction Fund. Moneys in the Construction Fund shall be disbursed by the Trustee to the Company (or to its order) for Project Costs (as defined in the Loan Agreement). Such disbursements shall be in accordance with and pursuant to requisitions which shall be signed by a Company Representative and, unless such disbursement is to be paid to the Company Credit Facility Construction Account, approved by the Credit Provider. Each requisition shall be in substantially the form attached as Exhibit B hereto and shall specify:

(a)	The name of the person, firm, corporation or bank to whom payment is to be made;

(b)	The amount of the payment;

(c)	The purpose of the expenditure;

(d)	That the disbursement is for a proper item of Project Costs (as defined in the Loan Agreement);

(e)

That upon making the disbursement, together with all disbursements under previous requisitions and anticipated future disbursements, not less than 95% of the net proceeds of the Bonds (within the meaning of Section 142(a) of the Code) have been expended or are anticipated to be expended (i) for proper costs of land or property of a character subject to the allowance for depreciation under Section 167 of the Code, or which will be, for federal income tax purposes, chargeable to capital account or would have been so chargeable either with a proper election by the Company or but for a proper election by the Company to deduct such amounts, and (ii) to provide sewage and solid waste disposal facilities within the meaning of Section 142(a)(5) and (6) of the Code and regulations thereunder; and

(f)	That the disbursement does not render inaccurate in any material respect any of the representations with respect thereto contained in the Loan Agreement.

The Trustee shall keep records concerning and reflecting all disbursements from the Construction Fund and shall file an accounting of disbursements if and when requested by the Issuer, the Company, or the Credit Provider.

Section 7.3. Balance in Construction Fund. Upon receipt of the certificate specified in Section 3.4 of the Loan Agreement, the Trustee shall not accept any further requisitions pursuant to Section 7.2 hereof, but shall retain in the Construction Fund a sum equal to the amounts necessary for payment of the Project Costs not then due and payable as directed by a Company Representative. Any amount not to be retained in the Construction Fund for payment of Project Costs shall be transferred by the Trustee into the Bond Fund and used by the Trustee for (a) the redemption of Bonds in accordance with the provisions of Section 3.6 hereof, or (b) any other purpose selected by the Company provided that the Trustee is furnished with a Favorable Opinion of Bond Counsel. The Company and the Issuer agree to cooperate with the Trustee and take all required action necessary to redeem Bonds or to accomplish any other purpose contemplated by this Section 7.3.

ARTICLE VIII

INVESTMENTS

Section 8.1. Investment of Moneys. (a) Subject to any requirements of the Company Credit Facility that may limit investments by the Company, moneys held for the credit of the Construction Fund shall, upon written direction by a Company Representative, be invested and reinvested by the Trustee in (i) Government Securities, (ii) interest bearing deposit accounts (which may be represented by certificates of deposit) in national or state banks (which may include the Trustee and any Paying Agent) having a combined capital and surplus of not less than $10,000,000; (iii) bankers’ acceptances drawn on and accepted by commercial banks (which may include the Trustee and any Paying Agent) having a combined capital and surplus of not less than $10,000,000; (iv) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico, or any political subdivision of any of the foregoing, which are rated A-/A3 or better by a nationally recognized rating agency; (v) obligations of any agency or instrumentality of the United States of America; (vi) commercial or finance company paper which is rated A-/A3 or better by a nationally recognized rating agency; (vii) corporate debt securities rated A-/A3 or better by a nationally recognized rating agency; (viii) repurchase agreements with banking or financial institutions having a combined capital and surplus of not less than $10,000,000 (which may include the Trustee and any Paying Agent) with respect to any of the foregoing obligations or securities; (ix) shares in an investment company registered under the Federal Investment Company Act of 1940 whose shares are registered under the Federal Securities Act of 1933, or shares of a common trust fund established by a national banking association or a bank or trust company organized under the laws of any state (which may include the Trustee and any Paying Agent) with combined capital and surplus of at least $10,000,000, under the supervision and regulation of the Comptroller of the Currency pursuant to 12 C.F.R. 9, or any successor regulation, and whose only investments are qualified investments described hereinabove; (x) money market funds or pooled or mutual investment funds whose assets consist primarily of investments which are qualified investments described in clause (iv) hereinabove or which are rated A-/A3 or better by a nationally recognized rating agency (including any such fund managed by the Trustee), and whose average maturity of such investment is less than twelve (12) months; and (xi) investment agreements or guaranteed investment contracts with any financial institution rated A-/A3 or better by a nationally recognized rating agency. Such investment shall have maturity dates, or shall be subject to redemption by the holder at the option of the holder, on or prior to the dates the moneys invested therein will be needed as reflected by a statement of the Company Representative which statement must be on file with the Trustee prior to any investment.

(b) Moneys held for the credit of the Bond Fund or any other fund or account shall, upon written direction by a Company Representative, be invested and reinvested in Government Securities (or in any fund or other pooling arrangement which exclusively purchases and holds Government Securities and which is rated in any of the two highest rating categories by a nationally recognized rating agency) which will mature, or which will be subject to redemption by the holder thereof at the option of the holder, not later than the date or dates on which the money held for credit of the particular fund or account shall be required for the purposes intended, provided that moneys held pursuant to Section 6.5 hereof shall be held uninvested or shall be invested and reinvested in Government Securities maturing overnight from the date of purchase.

(c) Obligations so purchased as an investment of moneys in any fund or account shall be deemed at all times a part of such fund or account. Any profit and income realized from such investments shall be credited to the fund or account and any loss shall be charged to the fund or account.

Section 8.2. Trustee Not Liable for Losses. The Trustee shall not be liable or responsible for any loss resulting from any investment as authorized pursuant to Section 8.1 hereof.

Section 8.3. Arbitrage Rebate. (a) The Trustee shall establish and maintain within the Bond Fund a separate account into which shall be deposited as and when received any amounts which are subject or could be subject to rebate to the United States under Section 148(f) of the Code, which amounts shall be held in such separate account until paid to the United States pursuant to said Section or until the Trustee determines that no such payment is required.

(b) The Issuer and the Trustee shall not knowingly make or agree to make any payments or participate in any non-arms-length transaction which would have the effect of reducing the earnings on investments, thereby reducing the amount required to be rebated to the United States under Section 148(f) of the Code and regulations thereunder.

(c) The Company has undertaken in Section 6.8 of the Loan Agreement to make the determinations required by subsection (a) of this Section 8.3 and to provide statements to the Trustee to the effect that all actions with respect to the Bonds required by Section 148(f) of the Code have been taken. The Trustee shall be entitled to rely upon such determinations and statements as sufficient evidence of the facts therein contained.

ARTICLE IX

THE LOAN AGREEMENT, CREDIT ENHANCEMENT,

LIQUIDITY FACILITY, AND COMPANY CREDIT FACILITY

Section 9.1. Rights of Company Under Loan Agreement. Nothing herein contained shall be deemed to impair the rights and privileges of the Company set forth in the Loan Agreement.

Section 9.2. Rights of Issuer Under Loan Agreement. The Issuer agrees that the Trustee in its name or in the name of the Issuer may enforce all rights of the Issuer (except for the rights of the Issuer under Sections 5.3(c), 6.2, 6.5 and 9.5 thereof and any rights of the Issuer to receive notices, certificates, or other communications thereunder) and all obligations of the Company under and pursuant to the Loan Agreement, for and on behalf of the Bondholders, whether or not the Issuer is in default hereunder.

Section 9.3. Trustee’s Obligations Under Loan Agreement. The Trustee represents that it has familiarized itself with the provisions of the Loan Agreement and covenants and agrees that it will perform any and all of its obligations set forth therein with respect to the rights of the Issuer and the Company thereunder.

Section 9.4. Credit Provider and Liquidity Provider as Third Party Beneficiaries. The Issuer and the Trustee acknowledge that this Indenture is also for the benefit of the Credit Provider (so long as the Credit Enhancement is outstanding) and the Liquidity Provider (so long as the Liquidity Facility is outstanding), by virtue of the Credit Provider’s and Liquidity Provider’s obligations under the Credit Enhancement and Liquidity Facility, respectively, and the Company’s obligations under the related Reimbursement Agreement; provided, however, that anything herein to the contrary notwithstanding the Credit Provider’s rights hereunder shall be void upon the occurrence and continuance of a Credit Provider Failure, and the Liquidity Provider’s rights hereunder shall be void upon the occurrence and continuance of a Liquidity Provider Failure.

Section 9.5. Expiration of Credit Enhancement and Liquidity Facility. (a) Upon the expiration or earlier termination of the Credit Enhancement and reimbursement to the Credit Provider of all amounts owed under the Reimbursement Agreement, then references in this Indenture to the Credit Provider’s rights to consent and to receive notices shall be ineffective except to the extent that the context requires otherwise. The Trustee agrees to promptly return the Credit Enhancement to the Credit Provider for cancellation upon termination thereof.

(b) Upon the expiration or earlier termination of the Liquidity Facility and reimbursement to the Liquidity Provider of all amounts owed under the Reimbursement Agreement, then references in this Indenture to the Liquidity Provider’s rights to consent and to receive notices shall be ineffective except to the extent that the context requires otherwise. The Trustee agrees to promptly return the Liquidity Facility to the Credit Provider for cancellation upon termination thereof.

Section 9.6. Company Credit Facility. The Issuer and the Trustee understand that the Company has entered into the Company Credit Facility and, pursuant to Section 8.2 of the Loan Agreement, has delivered a true and correct copy thereof to the Trustee. As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding related to the Company Credit Facility and the Company’s rights and obligations thereunder, the Trustee shall be entitled to rely upon a certificate of the Company signed by a Company Representative as sufficient evidence of the facts therein contained.

ARTICLE X

DISCHARGE OF LIEN

Section 10.1. Discharge of Lien. If the Issuer shall pay or cause to be paid to the Owners of the Bonds the principal and interest to become due thereon at the times and in the manner stipulated therein, and if the Issuer shall keep, perform and observe all and singular the covenants and promises in the Bonds and in this Indenture expressed as to be kept, performed and observed by it on its part, then these presents and the estate and rights hereby granted shall cease, determine and be void; provided, however, that if the Trustee has drawn on the Credit Enhancement pursuant to the provisions of this Indenture, then the rights and obligations created hereby shall remain in full force and effect until the proceeds of such draw have been distributed in accordance with the provisions hereof. Thereupon the Trustee shall cancel and discharge the lien of this Indenture, and execute and deliver to the Issuer such instruments in writing as shall be requisite to satisfy the lien hereof, and reconvey to the Issuer the estate hereby conveyed, and assign and deliver to the Issuer any property at the time subject to the lien of this Indenture which may then be in its possession, except moneys or Government Securities held by it for the payment of the principal of and interest on the Bonds.

Any Bond shall be deemed to be paid within the meaning of this Article when payment of the principal of and interest on such Bond, (whether at maturity or upon redemption as provided in this Indenture, or otherwise), either (i) with respect to any Bond shall have been made or caused to be made in accordance with the terms thereof, or (ii) with respect to any Bond shall have been provided for by irrevocably depositing with the Trustee, in trust and irrevocably set aside exclusively for such payment, (1) moneys sufficient to make such payment or (2) noncallable Government Securities, maturing as to principal and interest in such amount and at such times as will provide sufficient moneys to make such payment and to purchase such Bonds, and all necessary and proper fees, compensation and expenses of the Trustee pertaining to the Bonds with respect to which such deposit is made and all other liabilities of the Company under the Loan Agreement shall have been paid or the payment thereof provided for to the satisfaction of the Trustee.

The Issuer or the Company may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered hereunder, which the Issuer or the Company may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

Section 10.2. Effect of Discharge on Bonds. The provisions of this Indenture relating to the determination of the rate of interest to be borne by the Bonds, the options of the Owners of the Bonds to deliver Bonds to the Trustee for purchase, and the related obligations of the Company, the Trustee, and the Remarketing Agent shall remain in effect with respect to all Variable Rate Mode Bonds until the principal of and interest on the Bonds shall have been paid in full, notwithstanding that the lien of this Indenture has been discharged pursuant to Section 10.1 hereof.

ARTICLE XI

DEFAULT PROVISIONS AND REMEDIES

OF TRUSTEE AND BONDHOLDERS

Section 11.1. Events of Default. Each of the following events shall constitute and is referred to in this Indenture as an “Event of Default”:

(a) Default in the due and punctual payment of any interest on any Bond hereby secured and outstanding;

(b) Default in the due and punctual payment of the principal of any Bond hereby secured and outstanding, whether at the stated maturity thereof, or upon proceedings for redemption thereof, or upon the maturity thereof by declaration;

(c) Default in the payment of the Purchase Price for any Bond pursuant to Sections 4.1 or 4.2 hereof;

(d) Default in the payment of any other amount required to be paid under this Indenture or the performance or observance of any other of the covenants, agreements or conditions contained in this Indenture, or in the Bonds issued under this Indenture, and continuance thereof for a period of sixty (60) days after written notice specifying such failure and requesting that it be remedied, shall have been given to the Issuer and the Company by the Trustee, which may give such notice in its discretion and shall give such notice at the written request of Bondholders of not less than 10% in aggregate principal amount of the Bonds then outstanding, unless the Trustee, or the Trustee and Bondholders of an aggregate principal amount of Bonds not less than the aggregate principal amount of Bonds the Bondholders of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted by the Issuer, or the Company on behalf of the Issuer, within such period and is being diligently pursued;

(e) The occurrence and continuance of an “Event of Default” under the Loan Agreement;

(f) The occurrence and continuance of a Credit Provider Failure or a Liquidity Provider Failure; and

(g) The occurrence and continuance of an Event of Bankruptcy of the Company or the Issuer.

Section 11.2. Acceleration. Upon the occurrence and during the continuance of:

(i) an Event of Default described in clause (f) of Section 11.1 hereof, the Trustee shall,

(ii) an Event of Default described in clause (a), (b), (c), (d), (e), or (g) of Section 11.1 hereof, and upon the written request of the Credit Provider (so long as the Credit Enhancement shall be in effect and there shall not have occurred and be continuing a Credit Provider Failure), the Trustee shall, or

(iii) an Event of Default described in clause (a), (b), (c), (d), (e) or (g) of Section 11.1 hereof, provided the Credit Enhancement is not then in effect or there shall have occurred and be continuing a Credit Provider Failure, the Trustee may, and upon the written request of the Owners of two-thirds (2/3) in aggregate principal amount of Bonds outstanding hereunder, the Trustee shall, by notice in writing delivered to the Issuer, the Company, and the Credit Provider (so long as the Credit Enhancement is outstanding) declare the principal of all Bonds hereby secured then outstanding and the interest accrued thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable and interest shall cease to accrue on all Bonds issued hereunder.

Section 11.3. Credit Enhancement. Except with respect to any Bond held by the Company or pledged to the Credit Provider, upon an acceleration pursuant to Section 11.2 hereof, the Trustee shall promptly draw moneys under the Credit Enhancement in accordance with the terms thereof to the extent necessary to make timely payments of principal of and interest on the Bonds.

Section 11.4. Other Remedies; Rights of Bondholders. Upon the occurrence and during the continuance of an Event of Default, the Trustee may, as an alternative, pursue any available remedy by suit at law or in equity to enforce the payment of the principal of and interest on the Bonds then outstanding hereunder.

If an Event of Default shall have occurred, and if it shall have been requested so to do by the Owners of two-thirds (2/3) in aggregate principal amount of Bonds outstanding hereunder and shall have been indemnified as provided in Section 12.1 hereof, the Trustee shall be obligated to exercise such one or more of the rights and powers conferred upon it by this Section and by Section 11.2 as the Trustee, being advised by counsel, shall deem most expedient in the interests of the Bondholders.

No remedy by the terms of this Indenture conferred upon or reserved to the Trustee (or to the Bondholders or the Credit Provider) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

No waiver of any default or Event of Default hereunder, whether by the Trustee or by the Bondholders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.

Nothing in this Section 11.4 shall be construed to relieve the Trustee of its obligation to cause an acceleration when required or to pay the Bondholders the amounts due them when due.

Section 11.5. Rights of Bondholders to Direct Proceedings. Anything in this Indenture to the contrary notwithstanding but subject to Section 11.13 hereof, the Owners of a majority in aggregate principal amount of Bonds outstanding hereunder shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceeding hereunder; provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture; provided, further, that if the Credit Enhancement shall be in effect and there shall not have occurred and be continuing a Credit Provider Failure, the Credit Provider shall have the right to direct the proceedings and all other remedies hereunder.

Section 11.6. Appointment of Receiver. Upon the occurrence of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Trust Estate and of the tolls, rents, revenues, issues, earnings, income, products and profits thereof, pending such proceedings with such powers as the court making such appointment shall confer.

Section 11.7. Waiver. In case of an Event of Default on its part, as aforesaid, to the extent that such rights may then lawfully be waived, neither the Issuer nor anyone claiming through it or under it shall or will set up, claim, or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or thereafter in force, in order to prevent or hinder the enforcement of this Indenture, but the Issuer, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may do so, the benefit of all such laws and all right of appraisement and redemption to which it may be entitled under the laws of the State of Arkansas.

Section 11.8. Application of Moneys. Provided that all moneys drawn by the Trustee under the Credit Enhancement shall be applied solely to the payment of the principal of and interest on the Bonds, moneys remaining after discharge of costs, charges and liens prior to this Indenture shall be applied by the Trustee as follows:

(a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied:

First: To the payment to the persons entitled thereto of all installments of interest then due, in the order of the maturity of the installments of such interest, and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or privilege;

Second: To the payment to the persons entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Bonds from the respective dates upon which they become due, and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal due on such date, to the persons entitled thereto without any discrimination or privilege of any Bond over any other Bond and without preference or priority of principal over interest or of interest over principal; and

Third: To the payment of the interest on and the principal of the Bonds, and to the redemption of Bonds, all in accordance with the provisions of Article V of this Indenture.

(b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, without preference or priority of principal over interest or of interest over principal, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the person entitled thereto without discrimination or privilege.

(c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article then, subject to the provisions of paragraph (b) of this Section in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of paragraph (a) of this Section.

Whenever moneys are to be applied by the Trustee pursuant to the provisions of this Section, such moneys shall be applied by it at such times, and from time to time, as it shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date (other than in the case of a declaration under Section 11.2 hereof) interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date and shall not be required to make payment to the Owner of any unpaid Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

Section 11.9. Remedies Vested in Trustee. All rights of action (including the right to file proof of claim) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee, without the necessity of joining as plaintiffs or defendants any Owners of the Bonds hereby secured, and any recovery of judgment shall be for the equal benefit of the Owners of the outstanding Bonds.

Section 11.10. Rights and Remedies of Bondholders. No Owner of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless a default has occurred of which the Trustee has been notified as provided in subsection (g) of Section 12.1, or of which by said subsection it is deemed to have notice, nor unless such default shall have become an Event of Default and the Owners of two-thirds (2/3) in aggregate principal amount of Bonds outstanding hereunder shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, nor unless also they have offered to the Trustee indemnity as provided in Section 12.1 nor unless the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name; and such notification, request and offer of indemnity are hereby declared in every such case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more Owners of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, held and maintained in the manner herein provided for the equal benefit of the Owners of all Bonds outstanding hereunder. Nothing in this Indenture contained shall, however, affect or impair the right of any Bondholder to enforce the payment of the principal of and interest on any Bonds at and after the maturity thereof, or the obligation of the Issuer to pay the principal of and interest on each of the Bonds issued hereunder to the respective Owners thereof at the time and place in said Bonds, and to institute in its own name any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the appointment of a receiver or any other remedy hereunder.

Section 11.11. Termination of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored to their former positions and rights hereunder with respect to the property herein conveyed, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken, except to the extent the Trustee is legally bound by such adverse determination.

Section 11.12. Waivers of Events of Default. The Trustee may in its discretion waive any Event of Default hereunder and its consequences and rescind any declaration of maturity of principal and shall do so upon the written request of the Owners of two-thirds (2/3) in aggregate principal amount of Bonds outstanding hereunder, provided, however, that there shall not be waived (i) any Event of Default described in clause (a), (b) or (c) of Section 11.1 hereof, unless prior to such waiver or rescission all arrears of principal (due otherwise than by declaration) and interest and all expenses of the Trustee, shall have been paid or provided for, (ii) any Event of Default described in clause (f) of Section 11.1 hereof, unless prior to such waiver or rescission the Credit Enhancement has been reinstated in full and the Credit Provider has rescinded any related default under the Reimbursement Agreement, and (iii) any Event of Default without the prior written consent of the Credit Provider (so long as the Credit Enhancement shall be in effect and there shall not have occurred and be continuing a Credit Provider Failure). In case of any such waiver or rescission the Issuer, Trustee and the Bondholders shall be restored to their former positions and rights hereunder respectively; but no such waiver or rescission shall extend to any subsequent or other default, or impair any right subsequent thereon.

Section 11.13. Rights of Credit Provider. Anything herein to the contrary notwithstanding, the Credit Provider shall, so long as the Credit Enhancement shall be in effect and there shall not have occurred and be continuing a Credit Provider Failure, have the right to direct the taking of actions and enforcement of remedies permitted by this Article XI, including, without limitation, the declaration of all unpaid amounts payable under this Indenture to be immediately due and payable and the waiver of Events of Default.

ARTICLE XII

TRUSTEE AND PAYING AGENTS

Section 12.1. Acceptance of Trusts. The Trustee hereby accepts the trust imposed upon it by this Indenture, and agrees to perform said trust as an ordinarily prudent trustee under a corporate mortgage, but only upon and subject to the following expressed terms and conditions:

(a) The Trustee may execute any of the trusts or powers hereof and perform any duties required of it by or through attorneys, agents, receivers or employees, and shall be entitled to advice of counsel concerning all matters of trusts hereof and its duties hereunder, and may in all cases pay reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney, surveyor, engineer or accountant selected by it in the exercise of reasonable care, or, if selected or retained by the Issuer prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (g) of this Section 12.1, or of which by said subsection the Trustee is deemed to have notice, approved by the Trustee in the exercise of such care. The Trustee shall not be responsible for any loss or damage resulting from an action or non-action in accordance with any such opinion or advice.

(b) The Trustee shall not be responsible for any recital herein, or in the Bonds (except in respect to the certificate of the Trustee endorsed on such Bonds), or for insuring the property herein conveyed or collecting any insurance moneys, or for the validity of the execution by the Issuer of this Indenture or of any supplemental indentures or instrument of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or for the value of the title of the property herein conveyed or otherwise as to the maintenance of the security hereof; except that in the event the Trustee enters into possession of a part or all of the property herein conveyed pursuant to any provision of this Indenture, it shall use due diligence in preserving such property; and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions and agreements aforesaid as to the condition of the property herein conveyed.

(c) The Trustee may become the owner of Bonds secured hereby with the same rights which it would have if not Trustee.

(d) The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed by it, in the exercise of reasonable care, to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of the Owner of any Bond secured hereby, shall be conclusive and binding upon all future Owners of the same Bond and upon Bonds issued in exchange therefor or in place thereof.

(e) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate of the Issuer signed by its Mayor and attested by its Clerk as sufficient evidence of the facts therein contained and prior to the occurrence of a default of which it has been notified as provided in subsection (g) of this Section 12.1, or of which by that subsection it is deemed to have notice, and shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion, at the reasonable expense of the Issuer, in every case secure such further evidence as it may think necessary or advisable but shall in no case be bound to secure the same. The Trustee may accept a certificate of the Clerk of the Issuer under its seal to the effect that a resolution or ordinance in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution or ordinance has been duly adopted, and is in full force and effect.

(f) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee, and the Trustee shall be answerable only for its own negligence or willful default.

(g) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder (except a default under clause (a), (b) or (c) of Section 11.1 hereof concerning which the Trustee shall be deemed to have notice) unless the Trustee shall be specifically notified in writing of such default by the Issuer, by the Credit Provider, or by the Owners of at least ten percent (10%) in aggregate principal amount of Bonds outstanding hereunder and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered to the office of the Trustee, and in the absence of such notice so delivered, the Trustee may conclusively assume there is no such default except as aforesaid.

(h) The Trustee shall not be personally liable for any debts contracted or for damages to persons or to personal property injured or damaged, or for salaries or non-fulfillment of contracts during any period in which it may be in the possession of or managing the real and tangible personal property as in this Indenture provided.

(i) At any and all reasonable times the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect any and all of the property herein conveyed, including all books, papers and records of the Issuer pertaining to the Project and the Bonds, and to take such memoranda from and in regard thereto as may be desired, provided, however, that nothing contained in this subsection or in any other provision of this Indenture shall be construed to entitle the above named persons to any information or inspection involving the confidential know-how of the Company.

(j) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

(k) Notwithstanding anything elsewhere in this Indenture contained, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals, or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action by the Trustee, deemed desirable for the purpose of establishing the right of the Issuer to the authentication of any Bonds, the withdrawal of any cash, the release of any property, or the taking of any other action by the Trustee.

(l) Before taking such action hereunder, the Trustee may require that it be furnished an indemnity bond or other security satisfactory to it for the reimbursement to it of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from the gross negligence or willful default of the Trustee, by reason of any action so taken by the Trustee; provided, however, the Trustee shall not require that it be furnished an indemnity bond prior to (i) declaring the maturity of principal of the Bonds pursuant to Section 11.2 hereof, or (ii) holding, administering and disbursing moneys deposited in the Bond Fund.

Section 12.2. Fees, Charges and Expenses of Trustee; Trustee’s Prior Lien. The Trustee shall be entitled to payment and/or reimbursement for its reasonable fees for services rendered hereunder and all advances, counsel fees and other expenses reasonably and necessarily made or incurred by the Trustee in and about the execution of the trusts created by this Indenture and in and about the exercise and performance by the Trustee of the powers and duties of the Trustee hereunder, and for all reasonable and necessary costs and expenses incurred in defending any liability in the premises of any character whatsoever (unless such liability is adjudicated to have resulted from the gross negligence or willful default of the Trustee). Any Paying Agent shall be paid the standard and customary fees and charges for handling the processing of Bonds and payment of the principal of and premium, if any, and interest on the Bonds, and funds sufficient to pay the same shall be deposited with each Paying Agent on or prior to the dates on which payments are required to be made on the Bonds. The Issuer has made provisions in the Loan Agreement for the payment of such reasonable and necessary advances, fees, costs and expenses and reference is hereby made to the Loan Agreement for the provisions so made. In this regard, it is understood that the Issuer pledges no funds or revenues other than those derived from and the avails of the Trust Estate to the payment of any obligation of the Issuer set forth in this Indenture, including the obligations set forth in this Section 12.2, but nothing herein shall be construed as prohibiting the Issuer from using any other funds and revenues for the payment of any of its obligations under this Indenture. Upon default by the Issuer, but only upon default, pursuant to the provisions of this Indenture pertaining to default, the Trustee shall have a first lien with right of payment prior to payment on account of principal or interest of any Bond issued hereunder upon the Trust Estate (other than moneys, securities or obligations held for the redemption or payment of Bonds deemed to have been paid in accordance with Article X hereof, funds held pursuant to Section 4.9 or Section 6.5 hereof, or moneys drawn by the Trustee under the Credit Enhancement for the payment of the principal of and interest on the Bonds) for such reasonable and necessary advances, fees, costs and expenses incurred by the Trustee.

Section 12.3. Notice to Bondholders of Default. The Trustee shall be required to make demand upon and give notice to the Company and each registered owner of Bonds then outstanding as follows:

(a) If the Company shall fail to make any installment payment under the Loan Agreement on the day such payment is due and payable, the Trustee shall give notice to and make demand upon the Company on the next succeeding Business Day.

(b) If a default occurs of which the Trustee is pursuant to the provisions of Section 12.1(g) deemed to have or is given notice, the Trustee shall promptly give notice to the Company and to Bondholders generally; provided, however, that no notice shall be required to be given to Bondholders generally unless the default is such that the Bondholders could require the Trustee to act pursuant to Section 11.2 hereof.

Section 12.4. Intervention by Trustee. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of Owners of Bonds issued hereunder, the Trustee may intervene on behalf of Bondholders and shall do so if requested in writing by the Credit Provider or the Owners of at least ten percent (10%) of the aggregate principal amount of Bonds outstanding hereunder. The rights and obligations of the Trustee under this Section 12.4 are subject to the approval of the court having jurisdiction in the premises.

Section 12.5. Merger or Consolidation of Trustee. Any bank or trust company to which the Trustee may be merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any bank or trust company resulting from any such sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor trustee hereunder and vested with all of the title to the whole property or Trust Estate and all the trusts, powers, discretions, immunities, privileges, and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such successor trustee shall have capital and surplus of at least $50,000,000.

Section 12.6. Resignation by Trustee. The Trustee and any successor trustee may at any time resign from the trusts hereby created by giving thirty (30) days written notice to the Issuer, the Company, and the Credit Provider, and such resignation shall take effect at the end of such thirty (30) days (provided a successor trustee has been duly appointed) or upon the earlier appointment of a successor trustee by the Bondholders or by the Issuer. Such notice may be served personally or sent by registered mail. Any such resignation shall not take effect until the appointment of a successor trustee and the acceptance of such appointment.

Section 12.7. Removal of Trustee. The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee and to the Issuer, signed by the Owners of a majority in aggregate principal amount of Bonds outstanding hereunder, and with the prior written consent of the Credit Provider (if the Credit Enhancement shall be in effect and there shall not have occurred and be continuing a Credit Provider Failure). The Trustee may be removed at any time by the Issuer if directed by the Company, provided there does not exist an Event of Default at such time resulting from any act or omission by the Company. The Trustee may be removed at any time by the Issuer if directed by the Bank, provided there does not exist an Event of Default at such time resulting from a Credit Provider Failure or Liquidity Provider Failure. Any such removal shall not take effect until the appointment of a successor trustee and the acceptance of such appointment.

Section 12.8. Appointment of Successor Trustee. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by the court, a successor may be appointed by the Issuer, as directed by the Company (so long as no Event of Default has occurred and is continuing) with the prior written consent of the Credit Provider (if the Credit Enhancement shall be in effect and there shall not have occurred and be continuing a Credit Provider Failure), by an instrument executed and signed by its Mayor and attested by its Clerk under its seal, or by the Owners of a majority in aggregate principal amount of Bonds outstanding hereunder (if an Event of Default has occurred and is continuing), by an instrument or concurrent instruments in writing signed by such Owners, or by their attorneys in fact, duly authorized; provided, nevertheless, that if within thirty (30) days of the resignation, removal or dissolution of the Trustee hereunder the Issuer or the Owners, as the case may be, fail to so appoint a successor to fill such vacancy, the Trustee may apply to a court of competent jurisdiction which shall have authority to appoint a temporary trustee until a successor trustee shall be appointed by the Issuer or the Bondholders in the manner above provided. Any such temporary trustee so appointed by a court of competent jurisdiction shall immediately and without further act be superseded by the trustee so appointed by the Issuer or such Bondholders. Every such temporary trustee and every such successor trustee shall be a bank with trust powers or a trust company in good standing, having capital and surplus of not less than $50,000,000, and shall be satisfactory to the Company so long as there is no termination of the interest of the Company by virtue of an Event of Default or otherwise.

Section 12.9. Concerning Any Successor Trustee. Every successor or temporary trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer an instrument in writing accepting such appointment hereunder, and thereupon such successor or temporary trustee, without any further act or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Issuer or of its successor trustee, execute and deliver an instrument transferring to such successor all the estate, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor trustee shall deliver all securities, moneys and any other property held by it as trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor trustee for more fully and certainly vesting in such successor the estates, rights, powers and duties hereby vested or intended to be vested in the predecessor trustee, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. The resignation of any trustee and the instrument or instruments removing any trustee and appointing a successor hereunder, together with all other instruments provided for in this Article shall, at the expense of the Issuer, be forthwith filed and/or recorded by the successor trustee in each recording office where the Indenture shall have been filed and/or recorded.

Section 12.10. Reliance Upon Instruments. The resolutions, opinions, certificates and other instruments provided for in this Indenture may be accepted and relied upon by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for its actions taken hereunder.

Section 12.11. Appointment of Co-Trustee. The Issuer and the Trustee shall have power to appoint and upon the request of the Trustee the Issuer shall for such purpose join with the Trustee in the execution of all instruments necessary or proper to appoint another corporation or one or more persons approved by the Trustee, and satisfactory to the Company (so long as no Event of Default has occurred and is continuing) and the Credit Provider (if the Credit Enhancement shall be in effect and there shall not have occurred and be continuing a Credit Provider Failure), either to act as co-trustee or co-trustees jointly with the Trustee of all or any of the property subject to the lien hereof, or to act as separate trustee or trustee of all or any such property, with such powers as may be provided in the instrument of appointment and to vest in such corporation or person or persons as such separate trustee or co-trustee any property, title, right or power deemed necessary or desirable. In the event that the Issuer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. Should any deed, conveyance or instrument in writing from the Issuer be required by separate trustee or co-trustee so appointed for more fully and certainly vesting in and confirming to him or to it such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. Every such co-trustee and separate trustee shall, to the extent permitted by law, be appointed subject to the following provisions and conditions, namely:

(a) The Bonds shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Trustee in respect of the custody of all money and securities pledged or deposited hereunder, shall be exercised solely by the Trustee; and

(b) The Trustee, at any time by an instrument in writing, may remove any such separate Trustee or co-trustee.

Every instrument, other than this Indenture, appointing any such co-trustee or separate trustee, shall refer to this Indenture and the conditions of this Article XII expressed, and upon the acceptance in writing by such separate trustee or co-trustee, he, they or it shall be vested with the estate or property specified in such instrument, jointly with the Trustee (except insofar as local law makes it necessary for any separate trustee to act alone), subject to all the trusts, conditions and provisions of this Indenture. Any such separate trustee or co-trustee may at any time, by an instrument in writing, constitute the Trustee as his, their or its agent or attorney-in-fact with full power and authority, to the extent authorized by law, to do all acts and things and exercise all discretion authorized or permitted by him, them or it, for and on behalf of him, them or it and in his, their or its name. In case any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all the estate, properties, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee shall vest in and be exercised by the Trustee until the appointment of a new trustee or a successor to such separate trustee or co-trustee.

Section 12.12. Designation and Succession of Paying Agents. The Trustee shall be the initial Paying Agent for the Bonds, and the Trustee and any other commercial banks with trust powers or any trust companies designated as Paying Agent or Paying Agents in any supplemental indenture or in an instrument appointing a successor Trustee, shall be the Paying Agent or Paying Agents for the Bonds.

Any commercial bank with trust powers or any trust company with which or into which any Paying Agent may be merged or consolidated, or to which the assets and business of such Paying Agent may be sold, shall be deemed the successor of such Paying Agent for the purposes of this Indenture. If the position of Paying Agent shall become vacant for any reason, the Issuer shall, within thirty (30) days thereafter, appoint such bank or trust company as shall be specified as such Paying Agent by the Company, with the prior written consent of the Credit Provider (if the Credit Enhancement shall be in effect and there shall not have occurred and be continuing a Credit Provider Failure), to fill such vacancy; provided, however, that, if the Issuer shall fail to appoint such Paying Agent within said period, the Trustee shall make such appointment. Any resignation or removal of a Paying Agent shall not take effect until the appointment of a successor paying agent and the acceptance of such appointment.

The Paying Agents shall enjoy the same protective provisions in the performance of their duties hereunder as are specified in Section 12.1 hereof with respect to the Trustee insofar as such provisions may be applicable.

Section 12.13. Designation and Succession of Tender Agents. The Trustee shall be the initial Tender Agent for the Bonds, and the Trustee and any other commercial banks with trust powers or any trust companies designated as Tender Agent or Tender Agents in any supplemental indenture or in an instrument appointing a successor Trustee, shall be the Tender Agent or Tender Agents for the Bonds.

Any commercial bank with trust powers or any trust company with which or into which any Tender Agent may be merged or consolidated, or to which the assets and business of such Tender Agent may be sold, shall be deemed the successor of such Tender Agent for the purposes of this Indenture. If the position of Tender Agent shall become vacant for any reason, the Issuer shall, within thirty (30) days thereafter, appoint such bank or trust company as shall be specified as such Tender Agent by the Company, with the prior written consent of the Credit Provider (if the Credit Enhancement shall be in effect and there shall not have occurred and be continuing a Credit Provider Failure), to fill such vacancy; provided, however, that, if the Issuer shall fail to appoint such Tender Agent within said period, the Trustee shall make such appointment. Any resignation or removal of a Tender Agent shall not take effect until the appointment of a successor tender agent and the acceptance of such appointment.

The Tender Agents shall enjoy the same protective provisions in the performance of their duties hereunder as are specified in Section 12.1 hereof with respect to the Trustee insofar as such provisions may be applicable.

ARTICLE XIII

REMARKETING AGENT

Section 13.1. Appointment of Remarketing Agent. (a) The Remarketing Agent shall be appointed pursuant to the Remarketing Agreement to remarket Bonds pursuant to this Indenture and perform the other duties of the Remarketing Agent described hereunder, and to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Notice Parties at all reasonable times. The Remarketing Agent shall act as such under the Remarketing Agreement.

(b) The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture as set forth in the Remarketing Agreement. The Remarketing Agent may suspend its remarketing efforts as set forth in the Remarketing Agreement. The Remarketing Agent may be removed at any time, at the direction of the Company as set forth in the Remarketing Agreement. Any successor Remarketing Agent shall be selected by the Company, and shall be a member of the National Association of Securities Dealers, Inc., shall have a capitalization of at least fifteen million dollars ($15,000,000), shall be authorized by law to perform all the duties set forth in this Indenture and shall be acceptable to the Credit Provider and Liquidity Provider. The Company’s delivery to the Trustee of a certificate setting forth the effective date of the appointment of a successor Remarketing Agent and the name of such successor shall be conclusive evidence that (i) if applicable, the predecessor Remarketing Agent has been removed in accordance with the provisions of this Indenture and (ii) such successor has been appointed and is qualified to act as Remarketing Agent under the terms of this Indenture.

(c) If the Remarketing Agent consolidates with, merges or converts into, or transfers all or substantially all of its assets (or, in the case of a bank, national banking association or trust company, its corporate assets) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Remarketing Agent.

ARTICLE XIV

SUPPLEMENTAL INDENTURES

Section 14.1. Supplemental Indentures Not Requiring Consent of Bondholders. (a) The Issuer and the Trustee may, from time to time and at any time, without the consent of or notice to the Bondholders, enter into supplemental indentures for one or more of the following purposes:

(i) To cure any formal defect, omission, inconsistency or ambiguity in this Indenture;

(ii) To grant to or confer or impose upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers, authority, security, liabilities or duties which may lawfully be granted, conferred or imposed and which are not contrary to or inconsistent with this Indenture as theretofore in effect, provided that no such additional liabilities or duties shall be imposed upon the Trustee without its consent;

(iii) To add to the covenants and agreements of, and limitations and restrictions upon, the Issuer in this Indenture other covenants, agreements, limitations and restrictions to be observed by the Issuer which are not contrary to or inconsistent with this Indenture as theretofore in effect;

(iv) To confirm, as further assurance, any pledge under, and the subjection to any claim, lien or pledge created or to be created by, this Indenture, of the Revenues of the Issuer from the Loan Agreement or of any other moneys, securities or funds;

(v) To comply with the requirements of the Trust Indenture Act of 1939, as from time to amended;

(vi) To modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to the Bondholders and which does not involve a change described in clause (a), (b), (c), (d), (e) or (f) of Section 14.2 hereof and which, in the judgment of the Trustee, is not to the prejudice of the Trustee;

(vii) To effect any change required in connection with the rating of the Bonds;

(viii) To make any other change or amendment hereto which the Trustee determines does not materially adversely affect the interests of any Owner or the Trustee;

(ix) To provide for the refunding of any Bonds, including the right to establish and administer an escrow fund and to take related action in connection therewith;

(x) To make changes or modifications necessary to enter into an Alternate Credit Enhancement or Alternate Liquidity Facility, including, without limitation, adding additional Events of Default relating to the Alternate Credit Enhancement or Alternate Liquidity Facility and the creation of, or modification of, rights commonly afforded to issurers of bond insurance policies, letters of credit, and similar credit facilities such as the rights to receive notices and information, to control the exercise of remedies, and to consent to amendments to this Indenture and the Loan Agreement; and

(xi) To make any changes or modifications on any Mandatory Purchase Date.

(b) The Issuer and the Trustee may, from time to time and at any time during the Daily Mode and the Weekly Mode, without the consent of the Bondholders, enter into supplemental indentures for any purpose, provided that (i) notice of such amendment shall be given by first class mail to each Owner of Bonds at least thirty (30) days prior to the effective date of such amendment, and (ii) such notice shall advise that the Bondholders have the option to tender their Bonds as provided in Section 4.1 hereof.

Section 14.2. Supplemental Indentures Requiring Consent of Bondholders. Subject to the terms and provisions contained in this Section, and not otherwise, the Owners of not less than a majority in aggregate principal amount of the Bonds then outstanding shall have the right, from time to time, anything contained in this Indenture to the contrary notwithstanding to consent to and approve the execution by the Issuer and the Trustee of such indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Issuer for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any supplemental indenture; provided, however, that nothing herein contained shall permit, or be construed as permitting, without the consent and approval of the Owners of all of the Bonds then outstanding which are adversely affected thereby (a) an extension of the maturity (or mandatory redemption date) of the principal of or the interest on any Bond issued hereunder, or (b) a reduction in the principal amount of or rate of interest on any Bond issued hereunder, or (c) the creation of any lien ranking prior to or on a parity with the lien of this Indenture on the Trust Estate or any part thereof, except as hereinbefore expressly permitted, or (d) a privilege or priority of any Bond or Bonds over any other Bond or Bonds, or (e) a reduction in the aggregate principal amount of the Bonds required for consent to such supplemental indenture, or (f) deprive the Owner of any Bond then outstanding of the lien hereby created on the Trust Estate. Nothing herein contained, however, shall be construed as making necessary the approval of Bondholders of the execution of any supplemental indenture as provided in Section 14.1 of this Article.

If, at any time the Issuer shall request the Trustee to enter into any supplemental indenture for any of the purposes of this Section, the Trustee shall, at the expense of the Issuer, cause notice of the proposed execution of such supplemental indenture to be mailed by first class mail to each registered owner of the Bonds and the Credit Provider. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the principal office of the Trustee for inspection by Bondholders. The Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to mail such notice, and any such failure shall not affect the validity of such supplemental indenture when consented to and approved as provided in this Section. If the Owners of not less than two-thirds (2/3) in aggregate principal amount of the Bonds outstanding at the time of the execution of any such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no Owner of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such supplemental indenture, this Indenture shall be deemed to be modified and amended in accordance therewith.

Section 14.3. Consent of Company. Anything herein to the contrary notwithstanding and provided the Company shall not be in default under the Loan Agreement, a supplemental indenture under this Article XIV shall not become effective unless and until the Company shall have consented to the execution and delivery of such supplemental indenture. In this regard, the Trustee shall cause notice of the proposed execution and delivery of any such supplemental indenture together with a copy of the proposed supplemental indenture to be mailed by certified or registered mail to the Company at least fifteen (15) days prior to the proposed date of execution and delivery of any such supplemental indenture. The Company shall be deemed to have consented to the execution and delivery of any such supplemental indenture if the Trustee receives a letter or other instrument signed by an authorized officer of the Company expressing consent.

Section 14.4. Consent of Credit Provider. Anything herein to the contrary notwithstanding and provided the Credit Enhancement shall be in effect and there shall not have occurred and be continuing a Credit Provider Failure, a supplemental indenture under this Article XIV shall not become effective unless and until the Credit Provider shall have consented to the execution and delivery of such supplemental indenture or shall have advised the Trustee in writing that no such consent is required under the Reimbursement Agreement.

Section 14.5. Credit Provider Deemed Owner of Bonds. Except as hereinafter set forth, for all purposes of obtaining the consent of Bondholders under this Article XIV, the Credit Provider shall, so long as the Credit Enhancement shall be in effect and there shall not have occurred and be continuing a Credit Provider Failure, be deemed the Owner of all Bonds. As such, the Credit Provider may take all actions permitted by this Article XIV to be taken by the Owners of the Bonds, to the exclusion of the actual Owners of the Bonds; provided, however, the provisions of this Section 14.5 shall not apply to any supplemental indenture requiring the consent and approval of the Owners of all of the Bonds then Outstanding which are adversely affected thereby, including, without limitation, any change described in clause (a), (b), (c), (d), (e) or (f) of Section 14.2 hereof.

ARTICLE XV

AMENDMENT TO LOAN AGREEMENT

Section 15.1. Amendments Not Requiring Consent of Bondholders. The Trustee may from time to time, and at any time, consent to any amendment, change or modification of this Loan Agreement for (i) any purpose for which a supplemental indenture may be approved pursuant to Section 14.1 hereof, (ii) the purpose of curing any ambiguity or formal defect or omission, or (iii) making any other change therein which in the reasonable judgment of the Trustee is not to the prejudice of the Trustee or the Owners of the Bonds. The Trustee shall not consent to any other amendment, change or modification of the Loan Agreement without the approval or consent of the Owners of not less than a majority in aggregate principal amount of the Bonds at the time outstanding, evidenced in the manner provided in Section 16.1 hereof.

Section 15.2. Amendments Requiring Consent of Bondholders. If at any time the Issuer or the Company shall request the Trustee’s consent to a proposed amendment, change or modification requiring Bondholder approval under Section 15.1, the Trustee, shall, at the expense of the requesting party, cause notice of such proposed amendment, change or modification to be mailed in the same manner as provided by Section 14.2 hereof with respect to supplemental indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file in the principal office of the Trustee for inspection by any interested Bondholder. The Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to publish or mail such notice, and any such failure shall not affect the validity of such amendment, change or modification when consented to by the Trustee in the manner hereinabove provided.

Section 15.3. Credit Provider Deemed Owner of Bonds. Except as hereinafter set forth, for all purposes of obtaining the consent of Bondholders under this Article XV, the Credit Provider shall, so long as the Credit Enhancement shall be in effect and there shall not have occurred and be continuing a Credit Provider Failure, be deemed the Owner of all Bonds. As such, the Credit Provider may take all actions permitted by this Article XV to be taken by the Owners of the Bonds, to the exclusion of the actual Owners of the Bonds; provided, however, the provisions of this Section 15.3 shall not apply to any amendment, change or modification of this Loan Agreement which corresponds to supplemental indentures that contain provisions requiring the consent and approval of the Owners of all of the Bonds then Outstanding which are adversely affected thereby as described in Section 14.5 hereof.

ARTICLE XVI

MISCELLANEOUS

Section 16.1. Consents of Bondholders. Any request, direction, objection or other instrument required by this Indenture to be signed and executed by the Bondholders may be in any number of concurrent writings of similar tenor and may be signed or executed by such Bondholders in person or by agent appointed in writing. Proof of the execution of any such request, direction, objection or other instrument or of the writing appointing any such agent and of the ownership of Bonds, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken by it under such request or other instrument, namely:

(a) The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of any witness to such execution.

(b) The fact of ownership of Bonds and the amount or amounts, numbers and other identification of such Bonds, and the date of holding the same shall be proved by the registration books of the Issuer maintained by the Trustee as Bond Registrar.

Section 16.2. Notices. Except as otherwise provided in this Indenture, all notices, certificates or other communications shall be sufficiently given and shall be deemed given when delivered by hand delivery or when the same has been mailed by registered or certified mail, postage prepaid, to the Issuer, the Company, the Trustee, the Credit Provider, the Remarketing Agent, or any Paying Agent other than the Trustee. Copies of each notice, certificate or other communication given hereunder by or to the Company shall be mailed by registered or certified mail, postage prepaid, to the Trustee and the Credit Provider; provided, however, that the effectiveness of any such notice shall not be affected by the failure to send any such copies. Notices, certificates or other communications shall be sent to the following addresses:

Issuer:	City of Osceola, Arkansas
City Hall
316 West Hale Avenue
Osceola, Arkansas 72370
Attention: Mayor

Company:	Plum Point Energy Associates, LLC
c/o LS Power Development, LLC
Two Tower Center, 11th Floor
East Brunswick, New Jersey 08816
Attention: Treasurer

Trustee:	Regions Bank
400 West Capitol Avenue
Little Rock, Arkansas 72201
Attention: Corporate Trust Department

Credit Provider:	Credit Suisse, New York Branch
1 Madison Avenue
2nd Floor
New York, New York 10010
Attention: Finance Services Department

Remarketing Agent:	Goldman, Sachs & Co.
85 Broad Street, 24th Floor
New York, New York 10004
Attention: Municipal Money Markets Desk

Any Paying Agent other than the
Trustee:	At such address as shall be designated by it pursuant to this Indenture.

Rating Agencies:	At such addresses as shall be designated by them pursuant to this Indenture.

Any of the foregoing may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

Section 16.3. Notices to Rating Agencies. In the event the Bonds are rated by one or more Rating Agencies, the Trustee shall notify each Rating Agency then rating the Bonds in writing of the occurrence of any of the following events prior to the occurrence thereof: (a) any change in the identity of the Trustee, the Remarketing Agent, any Paying Agent, or any Tender Agent; (b) any amendment or modification of or change to this Indenture or the Loan Agreement; (c) the expiration, termination, or substitution of the Credit Enhancement, or any extension thereof; (d) any change in the interest rate Mode of the Bonds, (e) the redemption or defeasance of the Bonds; (f) any mandatory purchase of the Bonds; (g) the acceleration of payment of the principal of and interest on the Bonds; and (h) any other information that any Rating Agency may reasonably request in order to maintain the rating on the Bonds.

Section 16.4. Limitation of Rights. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture, or the Bonds issued hereunder, is intended or shall be construed to give to any person or company other than the parties hereto, the Owners of the Bonds secured by this Indenture, and the Credit Provider any legal or equitable rights, remedy or claim under or in respect to this Indenture or any covenants, conditions and provisions hereof being intended to be and being for the sole exclusive benefit of the parties hereto and the Owners of the Bonds hereby secured as herein provided.

Section 16.5. Severability. If any provisions of this Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

The invalidity of any one or more phrases, sentences, clauses or paragraphs in this Indenture contained shall not affect the remaining portions of this Indenture or any part thereof.

Section 16.6. Applicable Provisions of Law. This Indenture shall be considered to have been executed in the State of Arkansas and it is the intention of the parties that the substantive law of the State of Arkansas govern as to all questions of interpretation, validity and effect.

Section 16.7. Counterparts. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 16.8. Successors and Assigns. All the covenants, stipulations, provisions, agreements, rights, remedies and claims of the parties hereto in this Indenture contained shall bind and inure to the benefit of their successors and assigns.

Section 16.9. Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

Section 16.10. Bonds Owned by the Issuer or the Company. In determining whether Bondholders of the requisite aggregate principal amount of the Bonds have concurred in any direction, consent or waiver under this Indenture, Bonds which are owned by the Issuer or the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (unless the Company or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall own not less than 100% in aggregate principal amount of the Bonds then outstanding) shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds which the Trustee knows are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Issuer or the Company or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 16.11. Holidays. When the date on which principal of or interest or premium on any Bond is due and payable is not a Business Day, payment may be made on Bonds presented at the place of payment on the next ensuing Business Day with effect as though payment were made on the due date, and, if such payment is made, no additional interest shall accrue from and after such due date. When any other action is provided herein to be done on a day named or within a time period named, and the day or the last day of the period falls on a day other than a Business Day, it may be performed on the next ensuing Business Day with effect as though performed on the appointed day or within the specified period.

IN WITNESS WHEREOF, the Issuer has caused these presents to be signed in its name and behalf by its Mayor and its corporate seal to be hereunto affixed and attested by its Clerk, and, to evidence its acceptance of the trust hereby created, the Trustee has caused these presents to be signed in its behalf by its duly authorized officer.

CITY OF OSCEOLA, ARKANSAS

By:	/s/ Illegible
Mayor

ATTEST:

/s/ Illegible
City Clerk

(SEAL)

REGIONS BANK Little Rock, Arkansas Trustee

By:	/s/ Illegible
Vice President
Title

EXHIBIT A

Form of Bond

No. R- ____________	$	____________

UNITED STATES OF AMERICA

STATE OF ARKANSAS

CITY OF OSCEOLA, ARKANSAS

SOLID WASTE DISPOSAL REVENUE BOND

(PLUM POINT ENERGY ASSOCIATES, LLC PROJECT)

SERIES 2006

Dated Date: ________________	Maturity Date: April 1, 2036

Interest Mode: ______________	CUSIP: ___________

Initial Interest Rate: __________

Registered	Owner:

______________________________________________________________________________________________

Principal Amount: _________________________________________________________________________________

DOLLARS

KNOW ALL MEN BY THESE PRESENTS:

That the City of Osceola, Arkansas, a municipality organized and existing under the laws of the State of Arkansas (the “Issuer”), for value received, promises to pay to the Registered Owner shown above, or registered assigns, but solely from the source and in the manner hereinafter set forth, the Principal Amount shown above on the Maturity Date shown above, and in like manner to pay interest on said Principal Amount until payment of such Principal Amount has been made or duly provided for, except as the provisions hereinafter set forth with respect to redemption of this Bond prior to maturity may become applicable hereto. Interest on this Bond shall be payable at the interest rate per annum shown above through                     , and thereafter the interest rate will be determined as provided in the Trust Indenture dated as of April 1, 2006 (the “Indenture”), duly executed and delivered by the Issuer to Regions Bank, Little Rock, Arkansas, or its successor or successors, as Trustee (the “Trustee”). This Bond shall bear interest from its Dated Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for. The principal and Redemption Price (as defined in the Indenture) on this Bond are payable in lawful money of the United States of America upon the presentation and surrender hereof at the principal corporate trust office of the Trustee, and interest on this Bond is payable in like money to the Registered Owner hereof by check or draft drawn upon the Trustee and mailed or, in certain circumstances described in the Indenture, by wire transfer to the person in whose name this Bond is registered at the close of business on the Record Date (as defined in the Indenture) at his address as it appears on the bond registration books of the Issuer kept by the Trustee.

This Bond is one of a series of Bonds in the aggregate principal amount of $100,000,000 (the “Bonds”), issued for the purpose of financing the cost of acquiring, constructing and equipping an undivided interest in certain sewage and solid waste disposal facilities at the Plum Point Energy Station located within or near the Issuer (the “Project”), for use by Plum Point Energy Associates, LLC, a Delaware limited liability company (the “Company”), and paying a portion of the expenses of issuing the Bonds. The Bonds are all issued under and are all equally and ratably secured and entitled to the protection given by the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer, the Trustee and the registered owners of the Bonds, and the terms upon which the Bonds are issued and secured. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned them in the Indenture. The terms and conditions of the financing of the Project, the use of the proceeds of the Bonds by the Company for such purpose, and the payment of certain amounts thereunder, are contained a Loan Agreement dated as of April 1, 2006 (the “Loan Agreement”), by and between the Issuer and the Company.

The Bonds are issued pursuant to and in full compliance with the laws of the State of Arkansas, particularly Title 14, Chapter 267 of the Arkansas Code of 1987 Annotated (the “Act”), and pursuant to ordinances of the Issuer, which authorized the execution and delivery of the Indenture. The Bonds and the interest thereon do not constitute an indebtedness of the Issuer within the meaning of any constitutional or statutory limitation.

The Bonds are not general obligations of the Issuer but are special obligations payable solely from revenues derived from the Loan Agreement. The Loan Agreement provides for payments by the Company in amounts sufficient to provide for the payment of the principal of and interest on the Bonds as due and payable. Provision has been made in the Loan Agreement for such payments to be paid directly to the Trustee and deposited in a special account of the Issuer designated “Solid Waste Disposal Revenue Bond Fund - Plum Point Energy Associates, LLC Project,” and such payments have been duly assigned to the Trustee for that purpose. All the rights and interest of the Issuer in and to the Loan Agreement (except for certain rights specified in the Indenture) have been assigned under the Indenture to the Trustee to secure the payment of the principal of and interest on the Bonds. In addition, the Company has caused to be delivered to the Trustee an irrevocable letter of credit (the “Credit Enhancement”) of Credit Suisse, New York Branch (the “Credit Provider”), in favor of the Trustee for the benefit of the owners of the Bonds to support, to the extent provided in the Credit Enhancement, the payment of the principal of and interest on the Bonds on or prior to April 26, 2007. The Company may, at its election, cause the Credit Provider to provide one or more extensions of the Credit Enhancement or provide at any time for the delivery to the Trustee of Alternate Credit Enhancement, in each case in accordance with the provisions of the Indenture. Failure to secure an extension of the Credit Enhancement then in effect shall result in mandatory purchase of the Bonds as provided in the Indenture.

The Bonds shall bear interest in the Daily Mode, the Weekly Mode, the Flexible Mode, the Term Rate Mode, or the Fixed Rate Mode, as provided in the Indenture and as set forth on the face hereof. This Bond initially shall bear interest at a per annum rate listed above until May 3, 2006 (the “Initial Rate Period”), and thereafter in the Weekly Mode until converted to a different Mode in accordance with the provisions of the Indenture. Interest accrued on the Bonds shall be payable in arrears on each Interest Payment Date. Interest on the Bonds in the Daily Mode, the Weekly Mode, or the Flexible Mode shall be calculated on the basis of a 365/366 day year for the actual number of days elapsed (except during the Initial Rate Period, when interest shall accrue on the basis of a 360-day comprised of twelve 30-day months). Interest on the Bonds in the Term Rate Mode or the Fixed rate Mode shall be calculated on the basis of a 360 day year comprised of twelve 30-day months. This Bond may be converted from the Weekly Mode to a Daily Mode, Flexible Mode, Term Rate Mode, or Fixed Mode, upon such notice and conditions as described in the Indenture.

The Issuer has appointed Goldman, Sachs & Co. as Remarketing Agent under the Indenture. The Remarketing Agent may from time to time, at the direction of the Company, be removed or replaced.

The owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Indenture, or to institute, appear in and defend any suit or other proceeding with respect thereto, except as provided in the Indenture. In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of this Bond may be declared and may become due and payable before the stated maturity thereof, together with accrued interest thereon.

Modifications or alterations of the Indenture, or of any indenture supplemental thereto, may be made only to the extent and in the circumstances permitted by the Indenture.

The Bonds are subject to optional and mandatory redemption prior to their stated maturity and to optional tender and mandatory tender for purchase, all as provided in the Indenture.

In the event any of the Bonds or portions thereof are called for redemption, notice thereof shall be given by the Trustee in the manner set forth in the Indenture; provided, however, that failure to give such notice by mailing, or any defect therein, shall not affect the validity of the proceedings for the redemption of any Bond with respect to which no such failure or defect has occurred. Each notice shall identify the Bonds or portions thereof being called and shall state, among other things, the redemption date, the redemption price, and whether the notice is conditional as described below. After the date specified in such call, the Bond or Bonds so called will cease to bear interest provided funds sufficient for their redemption have been deposited with the Trustee, and, except for the purpose of payment, shall no longer be protected by the Indenture and shall not be deemed to be outstanding under the provisions of the Indenture.

Any notice of optional redemption may state that the redemption is conditioned on the Trustee’s receipt of moneys for such redemption on or prior to the opening of business on the redemption date. If such moneys are not so received, the redemption of the Bonds for which notice was given will not be made. If such redemption is not effectuated, the Trustee will, within five (5) days thereafter, give notice in the manner in which the notice of redemption was given that such moneys were not so received.

This Bond may be transferred on the books of registration kept by the Trustee by the registered owner or by his duly authorized attorney upon surrender hereof, together with a written instrument of transfer duly executed by the registered owner or his duly authorized attorney. Every transferee shall take this Bond subject to all payments and prepayments of principal and interest (as reflected by the payment record maintained by the Trustee) prior to such transfer.

The Bonds are issuable as registered Bonds without coupons in denominations of (i) $100,000 and any integral multiple of $5,000 in excess thereof with respect to Bonds in a Daily Mode or Weekly Mode, (ii) $100,000 and any integral multiple of $1,000 in excess thereof with respect to Bonds in a Flexible Mode, and (iii) $5,000 and any integral multiple thereof with respect to Bonds in a Long-Term Mode. Subject to the limitations and upon payment of the charges provided in the Indenture, Bonds may be exchanged for a like aggregate principal amount of Bonds of other Authorized Denominations and in the same Mode.

This Bond is issued with the intent that the laws of the State of Arkansas will govern its construction.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of the Bonds do exist, have happened and have been performed in due time, form and manner as required by law; that the indebtedness represented by the Bonds, together with all obligations of the Issuer, does not exceed any constitutional or statutory limitation; and that the above referred to revenues pledged to the payment of the principal of and interest on the Bonds as the same become due and payable will be sufficient in amount for that purpose.

This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, the City of Osceola, Arkansas has caused this Bond to be executed by its Mayor and City Clerk, thereunto duly authorized (by their manual or facsimile signatures), and its corporate seal to be affixed or imprinted, all as of the date of this Bond shown above.

CITY OF OSCEOLA, ARKANSAS

By:
Mayor

ATTEST:

City Clerk

(SEAL)

(Form of Certificate of Authentication)

CERTIFICATE OF AUTHENTICATION

This Bond is one of the Bonds of the issue described in and issued under the provisions of the within mentioned Indenture.

Date of registration and authentication:

REGIONS BANK Trustee

By
Authorized Signature

(Form of Assignment)

ASSIGNMENT

FOR VALUE RECEIVED,                     (“Transferor”), hereby sells, assigns and transfers unto                     , the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints                     (“Transferee”) as attorney to transfer the within Bond on the books kept for registration thereof with full power of substitution in the premises.

DATE:                     ,

Transferor

GUARANTEED BY:

NOTICE: Signature(s) must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or a trust company.

EXHIBIT B

Form of Requisition

REQUISITION NO.

DATE:

Regions Bank, as Trustee

Little Rock, Arkansas

Re:	City of Osceola, Arkansas Solid Waste Disposal Revenue Bond Construction Fund - Plum Point Energy Associates, LLC Project

You are requested and authorized to make payment from the above account to:

for:

in	the	amount	of

$	____________________________________________________________________________ .

I hereby certify on behalf of Plum Point Energy Associates, LLC (the “Company”) that:

1. The disbursement is for a proper item of Project Costs.

2. Upon making the disbursement, together with all disbursements under previous requisitions and anticipated future disbursements, not less than 95% of the net proceeds of the Bonds (within the meaning of Section 142(a) of the Code) have been expended or are anticipated to be expended (i) for proper costs of land or property of a character subject to the allowance for depreciation under Section 167 of the Code, or which will be, for federal income tax purposes, chargeable to capital account or would have been so chargeable either with a proper election by the Company or but for a proper election by the Company to deduct such amounts, and (ii) to provide sewage and solid waste disposal facilities within the meaning of Section 142(a)(5) and (6) of the Code and regulations thereunder.

3. The disbursement does not render inaccurate in any material respect any of the representations with respect thereto contained in Section 2.2 of the Loan Agreement dated as of April 1, 2006 (the “Loan Agreement”), between the City of Osceola, Arkansas and the Company.

CERTIFIED this                     day of                     ,             .

PLUM POINT ENERGY ASSOCIATES, LLC

By
Company Representative

APPROVED:

[CREDIT PROVIDER]

By
Authorized Representative